EXHIBIT 10-D
                          CREDIT AGREEMENT

                   dated as of December 31, 1996

                               Among

                CHIQUITA BRANDS INTERNATIONAL, INC.

                          as the Borrower

                   VARIOUS FINANCIAL INSTITUTIONS
                  NOW OR HEREAFTER PARTIES HERETO,

                           as the Lenders

                 THE FIRST NATIONAL BANK OF BOSTON,

                    as the Administrative Agent

                                and

                 THE FIRST NATIONAL BANK OF BOSTON
                  ING BANK N.V., GRONINGEN BRANCH

                                and

               PNC BANK, OHIO, NATIONAL ASSOCIATION,
                            as Co-agents

  TABLE OF CONTENTS


  I.   DEFINITIONS
       1.1.   Defined Terms
       1.2.   Use of Defined Terms
       1.3.   Cross-References
       1.4.   Accounting and Financial Determinations
       1.5.   General Provisions Relating to Definitions

  II.  COMMITMENTS

       2.1.   Commitments
       2.2.   Commitment Amount
       2.3.   Commitments Several

  III. REVOLVING LOANS AND NOTES

       3.1.   Borrowing Procedure
       3.1.1. Requests for Borrowing
       3.1.2. Funding Reliance for Revolving Loans
       3.2.   Notes
       3.3.   Principal Payments
       3.3.1. Repayments
       3.3.2. Revolving Loan Prepayments
       3.4.   Interest Payments
       3.4.1. Interest Rates
       3.4.2. Interest on Overdue Amounts
       3.4.3. Payment Dates
       3.5.   Fees
       3.5.1. Closing Fees
       3.5.2. Commitment Fees
       3.5.3. Agents' Fees
       3.6.   Making and Proration of Payments; Computations;
              etc.
       3.6.1. Making of Payments
       3.6.2. Setoff
       3.6.3. Proration of Payments
       3.6.4. Due Date Extension
       3.6.5. Notice of Changes in Alternate Base Rate;
              Notice of Eurodollar Rates
       3.6.6. Computations
       3.6.7. Record keeping
       3.7.   Taxes
       3.8.   Use of Proceeds

  IV.  FUNDING OPTIONS

       4.1.   Pricing Tranches of Each Revolving Loan
       4.2.   Conversion Procedures
       4.3.   Continuation Procedures
       4.4. Limitations on Interest Periods and Continuation and Conversion Elections

       4.4.1.    Interest Periods
       4.4.2.    No Defaults
       4.4.3.    Other Limitations
       4.5.   Increased Costs
       4.6.   Interest Rate Unavailable
       4.7.   Changes in Law Rendering Eurodollar Tranches
              Unlawful
       4.8.   Funding Losses
       4.9.   Right of Lenders to Fund Through Other Offices
       4.10.  Discretion of Lenders as to Manner of Funding
       4.11.  Conclusiveness of Statements; Survival of
              Provisions

  V.   LETTERS OF CREDIT

       5.1.   Requests for Letters of Credit
       5.2.   Issuances and Extensions
       5.3.   Fees and Expenses
       5.4.   Other Lenders' Participations
       5.5.   Disbursements
       5.6.   Reimbursement
       5.7.   Deemed Disbursements
       5.8.   Nature of Reimbursement Obligations
       5.9.   Indemnity

  VI.  GUARANTY

       6.1.   Guaranty of Payment
       6.2.   Guaranty Absolute
       6.3.   Reinstatement, etc.
       6.4.   Waiver

  VII. CONDITIONS TO CREDIT EXTENSIONS

       7.1.   Conditions to Making First Credit Extensions
       7.1.1. Execution and Delivery of this Agreement and Notes.
       7.1.2.    Loan Documents
       7.1.3.    First Credit Extension Date Certificate
       7.1.4.    Resolutions, etc.
       7.1.5.    Certificates of Good Standing
       7.1.6.    Opinions of Counsel
       7.1.7.    Financial Statements, etc.
       7.1.8.    Fees and Expenses
       7.2.      All Credit Extensions
       7.2.1.    Compliance with Warranties; No Default; etc.
       7.2.2.    Credit Request
       7.2.3.    Legality of Transactions
       7.2.4.    Satisfactory Legal Form, etc.

  VIII.  WARRANTIES, ETC.

       8.1.   Organization, etc.
       8.2.   Power, Authority
       8.3.   Validity, etc.

       8.4.   Financial Information
       8.5.   Certain Indebtedness for Borrowed Money;
              Absence of Defaults
       8.6.   Litigation, etc.
       8.7.   Regulations G, U and X
       8.8.   Government Regulation
       8.9.   Taxes
       8.10.  Compliance with ERISA
       8.11.  Ownership of Properties; Liens
       8.12.  Environmental Matters
       8.13.  Compliance with Applicable Laws
       8.14.  Ownership of CBI, etc.
       8.15.  Change of Control Triggering Events

  IX.  COVENANTS

       9.1.   Certain Affirmative Covenants
       9.1.1.    Financial Information, etc.
       9.1.2.    Maintenance of Corporate Existence, etc.
       9.1.3.    Foreign Qualification
       9.1.4.    Payment of Taxes, etc.
       9.1.5.    Notice of Default, etc.
       9.1.6.    Books and Records
       9.1.7. Indebtedness to Subsidiaries; Compliance with Applicable Laws, etc.
       9.2.   Certain Negative Covenants
       9.2.1.    Indebtedness for Borrowed Money
       9.2.2.    Liens
       9.2.3.    Financial Covenants
       9.2.4.    Restricted Payments
       9.2.5.    Mergers; Sales of Property
       9.2.6.    Acquisitions
       9.2.7.    Consolidated Capital Expenditures
       9.2.8.    Transactions with Affiliates
       9.2.9.    Change of Control Triggering Event

  X.   EVENTS OF DEFAULT

       10.1.   Events of Default
       10.1.1.   Non-Payment of Obligations
       10.1.2.   Non-Performance of Certain Obligations
       10.1.3.   Non-Performance of Other Obligations
       10.1.4.   Breach of Warranty
       10.1.5.   Default Under Other Instruments
       10.1.6.   Bankruptcy, Insolvency, etc.
       10.1.7.   Judgments
       10.1.8.   Impairment of Loan Document, etc.
       10.1.9.   Change of Control Triggering Event
       10.2.   Action if Bankruptcy
       10.3.   Action if Other Event of Default

  XI.  THE AGENTS

       11.1.   Actions

       11.2.   Exculpation
       11.3.   Successor
       11.4.   Loan Documents, etc.
       11.5.   Revolving Loans by Agents
       11.6.   Credit Decisions
       11.7.   Notices, etc., to the Administrative Agent

  XII. ADDITIONAL LENDERS AND PARTICIPANTS

       12.1.   Participations by Lenders
       12.1.1.   Participations
       12.1.2.   Participant's Rights of Set-off in Certain
                 Cases
       12.1.3.   Rights of Participants
       12.2.   Assignments by Lenders
       12.2.1.   Assignments
       12.2.2.   Effect of Assignment and Acceptance Agreement
       12.2.3.   Delivery of New Notes By Borrower Following
               Assignments
       12.2.4.   Administrative Agent's Maintenance of Register
       12.2.5.   Actions of Administrative Agent; Fees
       12.2.6. Assigning Lender, Purchasing Lender and Other Parties; Confirmations and Agreements
       12.3.   Disclosure of Information
       12.4.   Assistance
       12.5.   Federal Reserve Bank

  XIII.   MISCELLANEOUS

       13.1.   Waivers, Amendments, etc.
       13.2.   Notices
       13.3.   Costs and Expenses
       13.4.   Indemnification
       13.5.   Survival
       13.6.   Severability
       13.7.   Headings
       13.8.   Counterparts; Entire Agreement
       13.9.   Choice of Law
       13.10.  Service of Process
       13.11.  Successors and Assigns
       13.12.  Other Transactions; Consent to Relationships
       13.13.  Further Assurances
       13.14.  Confidentiality
       13.15.  Waiver of Jury Trial



  LIST OF SCHEDULES

  SCHEDULE I   - AGENTS AND LENDERS
  SCHEDULE II  - DISCLOSURE SCHEDULE

  LIST OF EXHIBITS

  EXHIBIT A    - FORM OF NOTE
  EXHIBIT B    - FORM OF LOAN REQUEST
  EXHIBIT C    - FORM OF ISSUANCE REQUEST
  EXHIBIT D    - FORM OF COMPLIANCE CERTIFICATE
  EXHIBIT E    - FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
  EXHIBIT F    - FORM OF INTERCOMPANY SUBORDINATION AGREEMENT
  EXHIBIT G    - FORM OF FIRST CREDIT EXTENSION DATE CERTIFICATE
  EXHIBIT H    - FORM OF LEGAL OPINION OF BORROWER'S GENERAL
                 COUNSEL
  EXHIBIT I    - FORM OF LEGAL OPINION OF BINGHAM DANA & GOULD
                 LLP

                          CREDIT AGREEMENT

  CREDIT AGREEMENT, dated as of December 31, 1996, among (i) CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation ("Borrower"), (ii) the financial institutions which are now, or in accordance with Section 12.2 hereafter become, parties hereto (collectively, "Lenders"), (iii) THE FIRST NATIONAL BANK OF BOSTON ("Bank of Boston"), as Administrative Agent for the Lenders, and (iv) BANK OF BOSTON, ING BANK N.V., GRONINGEN BRANCH, and PNC BANK, OHIO, NATIONAL ASSOCIATION, as Co-agents for the Lenders.

                              RECITALS
  The Borrower has requested the Lenders to make a revolving credit facility available to the Borrower and, upon the terms of the facility, to make revolving loans to the Borrower and to issue letters of credit for the account of the Borrower and its Subsidiaries. The proceeds of the revolving loans are to be used by the Borrower for general corporate purposes and for the other purposes described in and permitted by Section 3.8, and the letters of credit are to be issued from time to time to support obligations incurred by the Borrower, its Subsidiaries and Affiliates. The Lenders are willing to make the revolving credit facility available to the Borrower and to make revolving loans to the Borrower and to issue letters of credit for the account of the Borrower and its Subsidiaries thereunder, all upon the terms and subject to the conditions contained herein. Accordingly, the parties hereto hereby agree as follows:

                             ARTICLE I
                            DEFINITIONS

  SECTION 1.1. Defined Terms. The following terms, when used in this Agreement, including the introductory paragraph and Recitals above, shall, except where the context otherwise requires, have the following meanings:

  "Acquisition" means any transaction, or any series of related transactions, in which the Borrower or any of its Subsidiaries
  (a) acquires any business or all or substantially all of the Property of any Person or any division or business unit thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires control of at least a majority (in number of votes) of the Securities of any corporation, partnership or other Person having ordinary voting power for the election of directors or managers of such corporation, partnership or other Person. For purposes of this Agreement, the term "Acquisition" shall not in any event include any purchase by the Borrower or any of its Subsidiaries of any Property the value or cost of which, in accordance with GAAP, is required to be (or is permitted to be, and such Person so elects) treated as a capital expenditure.

  "Administrative Agent" means:(a)Bank of Boston, acting in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents; or(b)such other Lender or financial institution as shall have subsequently been appointed as the successor Administrative Agent under the Loan Documents pursuant to Section 11.3.

  "Affected Tranche" is defined in Section 4.7.

  "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, (a) control of a Person shall mean the power, whether direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and (b) for purposes of determining whether any Person is an Affiliate of the Borrower or any of its Subsidiaries, the determination of control shall be made by the Borrower on a reasonable basis. For purposes of this Agreement and the other Loan Documents, (a) none of the Subsidiaries of the Borrower shall be or be deemed to be Affiliates of the Borrower or of any other Subsidiaries of the Borrower, and (b) none of the Lenders or the Agents shall be or be deemed to be Affiliates of the Borrower or of its Subsidiaries.

  "Affiliate Transaction" means any of the following transactions or arrangements:
  (a) the making by the Borrower or by any of its Subsidiaries of any payment or prepayment (whether of principal, premium, interest or any other sum) of or on account of, or any payment or other distribution by the Borrower or by any of its Subsidiaries on account of the redemption, repurchase, defeasance or other acquisition for value of, any Indebtedness of any kind whatsoever(i) of any Affiliate of the Borrower, or
  (ii) of the Borrower or any of its Subsidiaries to any Affiliate of the Borrower;(b) the making of any loans, advances or other Investments of any kind whatsoever by the Borrower or by any of its Subsidiaries to or in any Affiliate of the Borrower or to or in any holder of Indebtedness described in clause (a) of this definition; (c) the Sale by the Borrower or by any of its Subsidiaries of all or any part of its Property to, or for the direct or indirect benefit of, any Affiliate, of the Borrower; (d) the incurrence by the Borrower or by any of its Subsidiaries of any Indebtedness of the Borrower or any of its Subsidiaries to any Affiliate of the Borrower; (e) the declaration or payment by the Borrower or by any of its Subsidiaries of any dividends or other distributions on account of, or the making by the Borrower or by any of its Subsidiaries of any payment or other distribution on account of the purchase, repurchase, redemption or other acquisition for value of, any shares of Capital Stock of any Affiliate of the Borrower; or (f) any other transaction or Contractual Obligation between any

  Affiliate of the Borrower and the Borrower or between any Affiliate of the Borrower and any Subsidiary of the Borrower.

  "Agents" means, collectively, the Administrative Agent and the Co-agents.

  "Agents' Fees" is defined in Section 3.5.3.

  "Agents' Fee Letter" means the Fee Letter, dated as of October
  30, 1996, between the Borrower and the Administrative Agent.

  "Agreement" means this Credit Agreement.

  "Alternate Base Rate" means, at any time, the greater of (a) the Federal Funds Rate, plus one-half of one percent (.5%), and (b) the Bank of Boston Base Rate.

  "Alternate Base Rate Margin" means, for any Base Rate Tranche at any date, the rate per annum determined in accordance with the table set forth below based upon the Status on such date:

       Level I   Level II  Level III Level IV  Level V
       Status    Status    Status    Status    Status
       0.0000%   0.0000%   0.0000%   05000%    1.0000%

  "Applicable Commitment Fee Rate" means, for any Unused
  Commitment Amount at any date, the rate per annum determined in accordance with the table set forth below based upon the Status on such date:

       Level I   Level II  Level III Level IV  Level V
       Status    Status    Status    Status    Status
       0.2500%   0.2500%   0.3750%   0.5000%   0.50000%

  "Applicable Law" means and includes statutes and rules and regulations thereunder, and orders, directives, instructions and notices of any Governmental Authority.

  "Approval" means, relative to the Borrower, each approval, consent, filing or registration by or with any Governmental Authority or any creditor or shareholder of the Borrower necessary to authorize or permit the execution, delivery or performance by the Borrower of this Agreement or any of the other Loan Documents to which it is a party or the validity or enforceability of any of such Loan Documents against the Borrower.

  "Assigning Lender" is defined in Section 12.2.1.

  "Assignment" is defined in Section 12.2.1.

  "Assignment and Acceptance Agreement" is defined in Section
  12.2.1.

  "Authorized Officers" is defined in Section 7.1.4(a).

  "Bank of Boston" is defined in the introductory paragraph hereto.

  "Bank of Boston Base Rate" means the rate of interest announced from time to time by Bank of Boston at its Domestic
  Office as its "base rate".

  "Bankruptcy Code" means Title 11 of the United States Code.

  "Bankruptcy or Insolvency Proceeding" means, with respect to any Person, any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to such Person or its creditors, as such, or to its Property.

  "Base Rate Tranche" means any Tranche bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate. "Board of Directors" means the board of directors of the Borrower or any duly authorized committee of that board or any director or directors and/or officer or officers of the Borrower to whom that board or committee shall have duly delegated its authority with respect to a particular matter.

  "Board Resolution" means (a) a copy of a resolution certified by the Secretary or an Assistant Secretary of the Borrower to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, or
  (b) a certificate signed by the director or directors or officer or officers to whom the board of directors of the Borrower shall have duly delegated its authority, and delivered to the Administrative Agent.

  "Borrower" is defined in the introductory paragraph hereto.

  "Borrowing" means any Credit Extension under Section 3.1 consisting of simultaneous Revolving Loans made by Lenders to the Borrower on a single Drawdown Date.

  "Business Day" means a day on which banks are open for business in Boston, Massachusetts, New York City, New York, and Cincinnati, Ohio.

  "Capitalized Lease Obligations" means, with respect to any Person, all monetary obligations of such Person under any leasing or other similar arrangement which in accordance with GAAP is required to be classified on the balance sheet of such Person as a capitalized lease.

  "Capital Stock" means any shares, interests, participations or other equivalents (howsoever designated) of corporate capital stock or any options, warrants or other rights to subscribe for, or to purchase, or to convert any Property into, or to exchange any Property for, any such corporate capital stock, options, warrants or other rights. For purposes of this Agreement, the term "Capital Stock" shall not in any event include any bonds, debentures, notes or other evidences of Indebtedness for Borrowed Money that are convertible into any such corporate capital stock.

  "CBI" means Chiquita Brands, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

  "Change of Control Triggering Event" means any event or series of events by which (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Lindner Holders shall become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of all Voting Shares of the Borrower then outstanding provided that the Permitted Lindner Holders "beneficially own" (as so defined) a lesser percentage of the Voting Shares than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Borrower; (b) the Borrower consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into the Borrower, in either event, pursuant to a transaction in which or as a result of which the outstanding Voting Shares of the Borrower are changed into or exchanged for cash, Securities or other Property, other than any such transaction between the Borrower and a wholly-owned Subsidiary of the Borrower; (c) the Borrower or any Subsidiary of the Borrower purchases or otherwise acquires, directly or indirectly, beneficial ownership of 30% or more of the Borrower's Capital Stock within any 12-month period; (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; (e) on any day (a "Calculation Date") the Borrower shall make any distribution or distributions of cash, Property or Securities (other than regular quarterly dividends, Common Stock, preferred stock which is substantially equivalent to Common Stock or rights to acquire such stock) to holders of Capital Stock of the Borrower or purchases or otherwise acquires Capital Stock of the Borrower and the sum of the Fair

  Market Value of such distribution or purchase, plus the Fair Market Value of all other such distributions and purchases which have occurred during the prior year, exceeds 30% of the Fair Market Value of the Borrower's outstanding Common Stock; or (f) the Borrower shall cease to own and control, both legally and beneficially, and whether directly or indirectly, with full power to vote, one hundred percent (100%) of the issued and outstanding shares of CBI of every class. The percentage referred in clause (e) above is calculated on each Calculation Date by determining the percentage of the Fair Market Value of the Borrower's outstanding Common Stock as of such Calculation Date which is represented by the Fair Market Value of the distributions and purchases which have occurred on such date and adding to that percentage all of the percentages which have been similarly calculated on the dates of all such distributions and purchases during the prior year.

  "Closing Fees" is defined in Section 3.5.1.

  "Co-agents" means, collectively, Bank of Boston, ING Bank,
  N.V., Groningen Branch, and PNC Bank, Ohio, National
  Association, acting as co-agents for the Lenders under this Agreement and the other Loan
  Documents.

  "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

  "Commitment" means, collectively, with respect to each Lender, such Lender's obligation pursuant to clause (a) of Section 2.1 to make Revolving Loans, and such Lender's obligation pursuant to clause (b) of Section 2.1 to participate in the issuance of Letters of Credit.

  "Commitment Amount" is defined in Section 2.2.

  "Commitment Fees" is defined in Section 3.5.2.

  "Commitment Termination Date" means the earliest to occur of:
  (a) January 15, 2001; (b) the fifth day after written notice is given by the Borrower to the Administrative Agent for purposes of designating a Commitment Termination Date pursuant to this clause (b), provided that such written notice may only be given at any time when no Revolving Loans and no Letters of Credit are outstanding and if no Revolving Loans and no Letters of Credit have been requested within such five-day period; and (c) automatically, immediately and without any further notice or action, the occurrence of any Commitment Termination Event.

  "Commitment Termination Event" means: (a) automatically and without any notice or further action, as provided by Section 10.2, the occurrence of any Default under Section 10.1.6; or
  (b) the occurrence and continuation of any other Event of

  Default and the declaration of all or any portion of the outstanding principal amount of any Revolving Loans to be due and payable pursuant to clause (b) of Section 10.3 or, in the absence of such declaration, a direction from the Required Lenders to the Administrative Agent to give notice of termination of all of the Commitments pursuant to clause(a) of
  Section 10.3.

  "Common Stock" means the common capital stock, par value $.33 per share, of the Borrower.

  "Compliance Certificate" means a certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D attached hereto (with such changes thereto as may be agreed upon from time to time by the Administrative Agent and the Borrower), for purposes of monitoring the compliance of the Borrower and its Subsidiaries with the Loan Documents.

  "Consolidated Capital Expenditures" means, in relation to any Person and its Subsidiaries for any fiscal year or fiscal quarter, all expenditures by such Person and its Subsidiaries paid or accrued for the lease, purchase, construction or use of any Property the value or cost of which, in accordance with GAAP, is required to be capitalized on the consolidated balance sheet of such Person and its Subsidiaries as of the end of such fiscal period, including, without limitation, all amounts paid or accrued by such Person and its Subsidiaries for such fiscal period with respect to Capitalized Lease Obligations (excluding the interest component thereof).

  "Consolidated EBITDA" means, in relation to the Borrower and its Subsidiaries for any fiscal year or fiscal quarter, the sum of (a) the Consolidated Operating Income of the Borrower and its Subsidiaries for such fiscal period, plus (b) the amount (if any) set forth opposite the line item "Other Income, net" on the consolidated statement of income of the Borrower and its Subsidiaries for such fiscal period, plus (c) the aggregate amount of all depreciation and amortization expense of the Borrower and its Subsidiaries for such fiscal period to the extent, but only to the extent, that such aggregate amount was deducted in determining Consolidated Operating Income of the Borrower and its Subsidiaries for such fiscal period, minus (d) the amount (if any) set forth opposite the line item "Other Expense, net" on the consolidated statement of income of the Borrower and its Subsidiaries for such fiscal period, all as determined and consolidated in accordance with GAAP. For all purposes of this Agreement, the "operating income" and related "depreciation" and "amortization" expense attributable to any Person or attributable to any Property for any fiscal period shall be determined in a manner consistent in all relevant respects with the method used to determine Consolidated Operating Income and Consolidated EBITDA, but on a non-consolidated basis.

  "Consolidated Net Interest Expense" means, in relation to the Borrower and its Subsidiaries for any fiscal year or fiscal quarter, the sum of (a) the aggregate of the interest expense on Indebtedness for Borrowed Money of the Borrower and its Subsidiaries for such fiscal period, plus (b) without duplication, that portion of capital lease rentals of the Borrower and its Subsidiaries representative of the interest factor for such fiscal period, less the aggregate of the interest income of the Borrower and its Subsidiaries for such fiscal period, in each case, as determined and consolidated in accordance with GAAP.

  "Consolidated Net Worth" means, in relation to any Person and its Subsidiaries as at any date, the consolidated shareholders' equity of such Person and its Subsidiaries as at such date, as determined and consolidated in accordance with GAAP.

  "Consolidated Operating Income" means, in relation to any Person and its Subsidiaries for any fiscal year or fiscal quarter, the amount set forth opposite the line item "Operating Income" on the consolidated statement of income of such Person and its Subsidiaries for such fiscal period, all as determined and consolidated in accordance with GAAP.

  "Consolidated Total Indebtedness" means, in relation to any Person and its Subsidiaries as at any date, all of the Indebtedness for Borrowed Money of such Person and its Subsidiaries as at such date, all as determined and consolidated in accordance with GAAP.

  "Contingent Obligation" means, in relation to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall in any event include:
  (a) any direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or Sale with recourse by such Person of the obligation of another; and (b) any Indebtedness of such Person of the type described in clause (a) of the definition of the term "Indebtedness". The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

  "Contractual Obligation" means, in relation to any Person, any agreement or obligation under any Security issued by such Person or under any Instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

  "Corporation" means any corporation, limited liability company, association, joint stock company, business trust or other similar organization or business enterprise.

  "Credit Extension" means and includes (a) the advancing of Revolving Loans by Lenders pursuant to Article II, and (b) the issuance or extension by the Issuer of Letters of Credit.

  "Credit Request"  means any Loan Request or Issuance Request.

  "Default" means any Event of Default or any condition or event which, after notice or lapse of any applicable grace period, or both, would become an Event of Default.

  "Disbursement" means any payment made under any Letter of Credit by the Issuer thereof to the beneficiary thereunder.

  "Disbursement Date"  is defined in Section 5.5.

  "Disclosure Schedule" means the schedule attached hereto as
  Schedule II.

  "Disposition Period EBITDA" means, in relation to any Sale of Property by the Borrower or any of its Subsidiaries, that part of the Consolidated EBITDA of the Borrower and its Subsidiaries for the Reference Period ending on or immediately prior to the date of completion of such Sale that is attributable to such Property. "Dollars" and the sign "$" mean lawful money of the United States.

  "Domestic Office" means, in relation to any of the Agents or Lenders, the office thereof designated as such in Schedule I attached hereto (or designated as such pursuant to an Assignment and Acceptance Agreement), or such other office of such Agent or Lender within the United States as may be designated from time to time by notice from such Agent or Lender to the Borrower and the Administrative Agent.

  "Drawdown Date" means any date (which must be a Business Day) on which any Credit Extension is made or to be made to the Borrower pursuant to Section 3.1 or Section 5.2.

  "Effective Date" means December 31, 1996, the date as of which this Agreement was executed and delivered by the Borrower and (among others) by Bank of Boston, both in its capacity as the Administrative Agent and also in its capacity as one of the

  Lenders.

  "Environmental Laws" means all Applicable Laws relating to health and safety matters or protection of the environment or relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, material or pollutant, in each case as in effect from time to time.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. "Eurodollar Office" means, in relation to any Lender, the office thereof designated as such by such Lender to the Administrative Agent (or designated as such pursuant to an Assignment and Acceptance Agreement), or such other office, whether or not outside the United States, of such Lender as may be designated from time to time by notice from such Lender to the Borrower and the Administrative Agent as the office from which such Lender shall be making or maintaining Eurodollar Tranches of such Lender hereunder and through which such Lender, if it is a Reference Lender, shall determine the Eurodollar Rate.

  "Eurodollar Rate" means, in relation to each Interest Period applicable to any Eurodollar Tranche, the rate of interest determined by the Administrative Agent to be the arithmetic average (rounded upwards, if necessary, to the nearest 1/100th of 1% of the rates per annum notified to the Administrative Agent by the Reference Lenders as the rates per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Offices of the Reference Lenders two (2) Business Days prior to the beginning of such Interest Period by prime banks in the interbank Eurodollar market as at or about 10:00 a.m., Boston time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal to the amount of the Eurodollar Tranche of such Reference Lender for such Interest Period.

  "Eurodollar Rate Margin" means, for any Eurodollar Tranche at any date, the rate per annum determined in accordance with the table set forth below based upon the Status on such date:

       Level I   Level II  Level III Level IV  Level V
       Status    Status    Status    Status    Status
       0.7500%   1.0000%   1.5000%   2.0000%   2.5000%

  "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Eurodollar Tranche for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined pursuant to the following formula:

  Eurodollar Rate =  Eurodollar Rate
  (Reserve Adjusted) 1 - Eurodollar Reserve Percentage

  "Eurodollar Reserve Percentage" means, with respect to any Eurodollar Tranche for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the maximum percentages in effect on each day of such Interest Period, as prescribed by the F.R.S. Board, for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation of the F.R.S. Board that prescribes reserve requirements applicable to "Eurocurrency Liabilities" as currently defined in Regulation D.

  "Eurodollar Tranche" means any Tranche which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted). "Event of Default" is defined in Section 10.1. "Exchange Act" means the Securities Exchange Act of 1934, as amended. "Fair Market Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

  "Federal Funds Rate" means, for any day, the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If such rate is not published in the Composite 3:30 p.m. Quotations for any Business Day, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m., Boston time, on such day by each of three leading brokers of federal funds transactions in New York City, selected by the Administrative Agent. The Federal Funds Rate for any day which is not a Business Day shall be the rate for the immediately preceding Business Day.

  "Fees" means collectively, the Closing Fees, Commitment Fees and Agents' Fees.

  "First Credit Extension Date" means the date on which the first Credit Extensions are made or to be made by the Lenders to the Borrower hereunder.

  "First Credit Extension Date Certificate" means a certificate, in or substantially in the form of Exhibit G attached hereto, to be executed and delivered to the Administrative Agent and the Lenders by an Authorized Officer of the Borrower on the First Credit Extension Date.

  "Food-Related Businesses" means businesses or operations involving, including corporations the principal business or operations of which involve, food or food-related products, including, without limitation, sourcing, processing, transportation, shipping and distribution, and related assets and infrastructure.

  "F.R.S. Board" means the Board of Governors of the Federal
  Reserve System.

  "GAAP" is defined in Section 1.4.

  "Governing Documents" means, relative to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts or other similar arrangements applicable to any shares of its Capital Stock.

  "Governmental Authority" means any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

  "GWF" means Great White Fleet, Ltd., an indirect Bermudian Subsidiary of the Borrower, and includes its successors and assigns. "Great White Fleet Subsidiaries" means, collectively, GWF, and all of the corporations and other Persons that are from time to time Subsidiaries of GWF.

  "Group" is defined in Section 4.1.

  "Guarantor" is defined in Section 6.1.

  "Guaranty" means the guaranty of the Borrower to the Agents and the Lenders contained in Article VI, as such Guaranty is originally given, or, if varied or supplemented from time to time, as so varied or supplemented.

  "Hazardous Material" means any hazardous substance, any hazardous waste, any petroleum product, or any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any applicable Environmental Laws.

  "Historical Financials" is defined in Section 8.4.

  "Impermissible Qualification" means, relative to the opinion of the Independent Public Accountant as to any financial statement of the Borrower and its consolidated Subsidiaries, any qualification or exception to, or explanatory paragraph in, such opinion: (a) which is of a "going concern" nature; or
  (b)which states that the audits conducted by the Independent Public Accountant in connection with such opinion (i) were, in any material respect, limited in scope, (ii) were not, in any material respect, conducted in accordance with generally accepted auditing standards, or (iii) do not, in any material respect, provide a reasonable basis for such opinion.

  "Incur" means, with respect to any Indebtedness of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness on the balance sheet of such Person (and "incurrence," "incurred," and "incurring" shall have meanings correlative to the foregoing). For purposes of this Agreement, (a) Indebtedness (including Indebtedness for Borrowed Money) of any Person acquired by the Borrower or any of its Subsidiaries in any Acquisition (whether by purchase, merger, consolidation, other business combination or otherwise) shall be deemed to be incurred upon completion of the Acquisition of such Person,
  (b) with respect to any line of credit, loan or credit agreement or other credit extension obtained or otherwise entered into by any Person, in each case as a borrower or obligor thereunder (each such credit extension being hereinafter called an "Other Credit Extension"), for purposes of determining compliance with the provisions of subclause
  (iii) of Section 9.2.1(d): (i) such Person shall be deemed to incur Indebtedness for Borrowed Money under any such Other Credit Extension on the date on which the commitments of the lenders under or with respect to such Other Credit Extension become effective; (ii) any individual borrowings, reborrowings or other credit extensions obtained by such Person under such Other Credit Extension shall not be deemed to be an incurrence of Indebtedness for Borrowed Money by such Person, for purposes only of determining compliance with the provisions of subclause (iii) of Section 9.2.1(d); and (iii) such Person shall be deemed to incur Indebtedness for Borrowed Money under any such Other Credit Extension on each date on which the aggregate amount of the commitments of lenders under or with respect to such Other Credit Extension shall be increased, extended or renewed and (c) with respect to any Other Credit Extension obtained or otherwise entered into by any Person, in each case as a borrower or obligor thereunder, for purposes only of determining compliance with the provisions of subclause (ii) of Section 9.2.1(d), each individual borrowing, reborrowing or other credit extension obtained by such Person under such Other Credit Extension shall be deemed to be an incurrence of Indebtedness for Borrowed Money by such Person.

  "Indebtedness" means, in relation to any Person at any time, all of the obligations of such Person which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person prepared as at such time, and in any event shall include: (a) all indebtedness of such Person arising or incurred under or in respect of any agreement, contingent or otherwise, made by such Person (i) to purchase any indebtedness of any other Person or to advance or supply funds for the payment or purchase of any indebtedness of any other Person, or(ii) to purchase, sell or lease (as lessee or lessor) any Property, or to purchase or sell transportation or services, primarily for the purpose of enabling any other Person to make payment of any indebtedness of such other Person or to assure the owner of such other Person's indebtedness against loss, regardless of the delivery or non-delivery of the Property or the furnishing or non-furnishing of the transportation or services, or (iii) to make any Investment in any other Person for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for or as at any date or to provide funds for the payment of any liability, dividend or stock liquidation payment or otherwise to supply funds to or in any manner invest in any other Person; (b) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, even though recourse with respect to such indebtedness is limited to such Property; (c) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person; and (d) all indebtedness of such Person arising or incurred under or in respect of any Contingent Obligations.

  "Indebtedness for Borrowed Money" means, in relation to any Person at any time, (a) all Indebtedness of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar Instruments on which interest charges are customarily paid), all Indebtedness of such Person relative to the face amount of all letters of credit, whether or not drawn, all Indebtedness of such Person constituting Capitalized Lease Obligations, and all Indebtedness of such Person of the type described in clause (b) of the definition of the term "Indebtedness" and all other obligations of such Person for the deferred purchase price of Property or services, and (b) all Contingent Obligations of such Person in respect of any Indebtedness of any other Persons of the kind described in clause (a) of this definition. Anything in the foregoing sentence of this definition to the contrary notwithstanding, for purposes of this Agreement and the other Loan Documents, the term "Indebtedness for Borrowed Money", when used in relation to any Person, shall in no event include any Indebtedness or Contingent Obligations of such Person in respect of any accounts payable, accrued liabilities or other Indebtedness to trade creditors, employees, former employees or consultants, including, but not limited to, accrued liabilities for or in respect of employee payroll, payroll taxes, deferred compensation or severance arrangements, in each case, if and to the extent such accounts payable, accrued liabilities or other such Indebtedness arise in the ordinary course of business.

  "Indemnified Costs" is defined in Section 11.1.

  "Indemnified Liabilities" is defined in Section 13.4.

  "Indemnified Party" is defined in Section 13.4.

  "Independent Public Accountant" means Ernst & Young LLP or any other firm of certified public accountants of recognized national standing selected by the Borrower.

  "Instrument" means any contract, agreement, indenture, mortgage or other document or writing (whether a formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any Lien is granted or perfected.

  "Intercompany Subordination Agreement" means an agreement, in or substantially in the form of Exhibit F attached hereto, to be executed and delivered to the Administrative Agent by the Borrower and certain of its Subsidiaries in order to subordinate to the Obligations all of the Indebtedness, including all of the Indebtedness for Borrowed Money, of the Borrower to such Subsidiaries.

  "Interest Coverage Ratio" means, in relation to the Borrower for any Reference Period, the ratio of (a) the Consolidated EBITDA of the Borrower and its Subsidiaries for such Reference Period, to (b) the Consolidated Net Interest Expense of the Borrower and its Subsidiaries for such Reference Period.

  "Interest Period" means, relative to any Eurodollar Tranche, the period, selected in accordance with Section 4.4.1, for which such Tranche bears interest at a rate determined with reference to the Eurodollar Rate (Reserve Adjusted).

  "Investment" means, in relation to any Person, (a) any loan, advance or other extension of credit made by such Person to any other Person; (b) the creation of any Contingent Obligation of such Person to support any of the Indebtedness of any other Person; or (c) any capital contribution by such Person to, or purchase of Capital Stock or other Securities or partnership interests by such Person in, any other Person, or any other investment evidencing an ownership or similar interest of such Person in any other Person.

  In determining the amount of any Investment outstanding at any particular time: (i) the amount of any Investment constituting a Contingent Obligation shall be not less than the amount of such Contingent Obligation; (ii) there shall be deducted from the outstanding amount of any Investment any cash received (A) upon any repurchase, sale, redemption, retirement or liquidating distribution in respect of any Investment constituting any capital contribution or purchase of Capital Stock or other Securities, or (B) upon any repayment, prepayment, repurchase, sale, redemption or retirement of any Investment constituting a loan, advance or other extension of credit; and (iii) there shall not be deducted from the outstanding amount of any Investment any write down or write off of the amount of such Investment or any decrease in the value of such Investment.

  "Issuance Request" means a request and certificate duly executed by the chief financial, accounting or executive Authorized Officer of the Borrower, in or substantially in the form of Exhibit C attached hereto (with such changes thereto as may be agreed upon from time to time by the Administrative Agent and the Borrower).

  "Issuer" means Bank of Boston, in its capacity as issuer of one or more Letters of Credit, or any affiliate, unit or agency of Bank of Boston which has agreed to issue one or more Letters of Credit at the request of the Administrative Agent.

  "Lenders" is defined in the introductory paragraph hereto.

  "Letter of Credit"  is defined in Section 5.1.

  "Letter of Credit Availability" means, at any time, the lesser of (a) $50,000,000 less the then aggregate amount of Letter of Credit Outstandings, and (b) the then Total Revolving Credit
  Commitment Availability.

  "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of (a) the aggregate of the Total Undrawn
  Amounts at such time of all Letters of Credit then outstanding, plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

  "Level I Status": exists at any date if, at such date, the Borrower has senior unsecured debt outstanding which is rated
  (a) better than or equal to BB+ by S&P, or (b) better than or equal to Ba1 by Moody's.

  "Level II Status": exists at any date if, at such date, Level
  I Status does not exist, and the Borrower has senior unsecured debt outstanding which is rated (a) BB by S&P, or (b) Ba2 by Moody's.

  "Level III Status": exists at any date if, at such date, neither Level I Status nor Level II Status exists, and the
  Borrower has senior unsecured debt outstanding which is rated
  (a) BB- by S&P, or (b) Ba3 by Moody's.

  "Level IV Status": exists at any date if, at such date, none of Level I Status, Level II Status or Level III Status exists, and the Borrower has senior unsecured debt outstanding which is rated (a) B+ by S&P, or (b) B1 by Moody's.

  "Level V Status": exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status or Level IV
  Status exists.

  "Leverage Ratio" means, in relation to the Borrower as at any date, the ratio of (a) the Total Senior Debt of the Borrower as at such date, to (b) the Total Capitalization of the Borrower and its Subsidiaries as at such date.

  "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

  "Loan Documents" means, collectively, this Agreement, the Notes, the Agents' Fee Letter, each Assignment and Acceptance Agreement, each Intercompany Subordination Agreement, and each other Instrument executed and delivered pursuant to or in connection with any thereof.
  "Loan Request" means a loan request and certificate duly executed and delivered to the Administrative Agent by the Treasurer or other Authorized Officer of the Borrower, in or substantially in the form of Exhibit B attached hereto, with such changes thereto as may be agreed upon by the Borrower and the Administrative Agent.

  "Material Group" means, in relation to the Material Subsidiaries, any one or more of the Material Subsidiaries that, at the time of determination, shall together have (a) assets greater than twenty-five percent (25%) of all of the assets of the Borrower and its Subsidiaries, all as determined and consolidated in accordance with GAAP, (b) shareholders' equity greater than twenty-five percent (25%) of the shareholders' equity of the Borrower and its Subsidiaries, all as determined and consolidated in accordance with GAAP, (c) contributed more than twenty-five (25%) of the consolidated gross revenues of the Borrower and its Subsidiaries during the most recently completed Reference Period, or (d) contributed more than twenty-five percent (25%) of Consolidated EBITDA of the Borrower and its Subsidiaries during the most recently completed Reference Period.

  "Materially Adverse Effect" means, in relation to any event, occurrence or development of whatsoever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (a) a materially adverse effect on the business, Property, operations or financial condition of (i) the Borrower and its Subsidiaries, taken as a whole, or (ii) the Material Subsidiaries and their Subsidiaries, taken as a whole;(b) a materially adverse effect on the business or operations of the Borrower, CBI, GWF or any one or more Material Subsidiaries comprising a Material Group;
  (c) a materially adverse effect on the ability of the Borrower to perform any of its payment or other material Obligations under any Loan Document to which it is a party; or (d) a material impairment of the validity or enforceability of any Loan Document or any material impairment of the rights, remedies or benefits available to any of the Agents or the Lenders under any Loan Document.

  "Material Subsidiaries" means, collectively, (a) each Subsidiary of the Borrower that, at the time of determination, has (i) assets greater than ten percent (10%) of all of the assets of the Borrower and its Subsidiaries, all as determined and consolidated in accordance with GAAP, (ii) shareholders' equity greater than ten percent (10%) of the shareholders' equity of the Borrower and its Subsidiaries, all as determined and consolidated in accordance with GAAP, (iii) contributed more than five percent (5%) of the consolidated gross revenues of the Borrower and its Subsidiaries during the most recently completed Reference Period, or (iv) contributed more than five percent (5%) of Consolidated EBITDA of the Borrower and its Subsidiaries during the most recently completed Reference Period, and (b) in addition to each Subsidiary that is, at the time of determination, a "Material Subsidiary" under clause
  (a) of this definition, each Subsidiary of the Borrower identified by the Borrower as a "Material Subsidiary" in a written notice to the Administrative Agent; provided, however, that, with the prior written consent of the Required Lenders, which consent will not be unreasonably withheld, the Borrower may remove Subsidiaries from the list of Subsidiaries of the Borrower identified as "Material Subsidiaries" pursuant to clause (b) of this definition.

  "Maturity" means, relative to any Revolving Loan, the date on which such Revolving Loan is stated to be due and payable in whole or in part (in accordance with the Note evidencing such Revolving Loan, this Agreement or otherwise) or such earlier date when such Revolving Loan (or any portion thereof) shall be or become due and payable in whole or in part in accordance with the terms of this Agreement, whether by required prepayment, declaration, acceleration or otherwise.

  "Minimum Business Conditions" means, in relation to the Borrower and the Material Subsidiaries at or as of any date of determination, each of the following conditions: (a) on or as of the last day of the Reference Period most recently completed on or prior to such date of determination for which financial statements have been delivered to the Lenders (such Reference Period being in this definition called the "Latest Reference Period"), the Borrower and the Material Subsidiaries shall together have assets greater than seventy-five percent (75%) of all of the assets of the Borrower and its Subsidiaries, all as determined for the Material Subsidiaries on a consolidated basis in accordance with GAAP; (b) on or as of the last day of the Latest Reference Period, the Borrower and the Material Subsidiaries shall together have shareholders' equity greater than seventy-five (75%) of the shareholders' equity of the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP;
  (c) during the Latest Reference Period, the Borrower and the Material Subsidiaries shall together have contributed more than seventy-five percent (75%) of the consolidated gross revenues of the Borrower and its Subsidiaries; and (d) during the Latest Reference Period, the Borrower and the Material Subsidiaries shall together have contributed more than seventy-five (75%) of the Consolidated EBITDA of the Borrower and its Subsidiaries.

  "Moody's" means Moody's Investors Services, Inc. and its successors.

  "Net Disposition Proceeds" means, with respect to any Sale of any Property by the Borrower or any of its Subsidiaries, the gross amount of cash consideration payable to or receivable by the Borrower or any of its Subsidiaries from such Sale, less (to the extent applicable and without duplication) (a) the amount, if any, of all estimated taxes payable as a result of gain realized from such Sale, (b) reasonable expenses that are incurred in connection with such Sale and that are payable by the seller or the transferor of the Property to which such

  Sale relates, and (c) the amount of any Indebtedness for Borrowed Money that is required to be repaid or prepaid at the time of such Sale with such cash consideration and that is in fact repaid or prepaid with such cash consideration substantially contemporaneously with such Sale. If the Borrower or any of its Subsidiaries receives any Property (other than cash) as part of the consideration for any Sale, Net Disposition Proceeds from such Sale shall be deemed to include any cash payments in respect of such Property when and to the extent received by such Person.

  "Note" is defined in Section 3.2 and shall also mean and refer to all other promissory notes accepted from time to time in substitution therefor, replacement or renewal thereof or refunding thereof, including any such notes issued pursuant to
  Section 12.2.3 or clause (b) of Section 12.4.

  "Obligations" means, collectively, all of the indebtedness, obligations and liabilities existing on the date of this Agreement or arising from time to time thereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Borrower to any of the Agents or the Lenders
  (a) in respect of any of the Revolving Loans made to the Borrower by the Lenders pursuant to this Agreement, (b) in respect of any of the Letters of Credit issued for the account of the Borrower or any of its Subsidiaries pursuant to this Agreement, (c) under or with respect to the Guaranty by the Borrower of Subsidiary Reimbursement Obligations upon the terms contained in Article VI, or (d) under or in respect of this Agreement, the Notes or any of the other Loan Documents. For all purposes of this Agreement and the other Loan Documents, the term "Obligations" shall include all Reimbursement Obligations of the Borrower.

  "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President (any reference to a Vice President of the Borrower herein shall be deemed to include any Vice President of the Borrower whether or not designated by a number or a word or words added before or after the title "Vice President"), and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Borrower, and delivered to the Administrative Agent.

  "paid (or payment) in full" means paid (or payment) in full in cash.

  "Participants" is defined in Section 12.1.1.

  "Percentage" of any Lender means, at any time, the percentage set forth opposite such Lender's name on Schedule I hereto
  (or, if such Lender has executed an Assignment and Acceptance

  Agreement, opposite such Lender's signature on the most recent
  Assignment and Acceptance Agreement then executed by it).

  "Permitted Disposition" means: (a)any Sale by the Borrower or any of its Subsidiaries of its inventory in the ordinary course of its business; (b) any Sale by the Borrower or any of its Subsidiaries in the ordinary course of its business of its equipment or other tangible personal Property that is obsolete or no longer useful, desirable or necessary to its business;
  (c) any Sale by the Borrower or any of its Subsidiaries, whether through a Sale of Capital Stock, a merger or otherwise, of any Subsidiary of the Borrower that, at the time of such Sale, is not engaged in the conduct of business in the ordinary course and has no Property except Property that has no material value; (d) any Sale by the Borrower or any of its Subsidiaries in the ordinary course of its business, and in a manner consistent with its customary and usual cash management practices, of its Investments; (e) the creation or incurrence by the Borrower or any of its Subsidiaries of any Liens permitted by Section 9.2.2; (f) any Sale by the Borrower or any of its Subsidiaries of any assets relating to (including, as the case may be, Capital Stock of) Food-Related Businesses; provided, however, that (i) any Net Disposition Proceeds from any such Sale of assets shall be applied, within eighteen (18) months after the receipt of such Net Disposition Proceeds, by the Borrower or its Subsidiaries (A) to repay or otherwise retire Indebtedness for Borrowed Money of the Borrower or any of its Subsidiaries, or (B) to the Investment in businesses reasonably related to businesses conducted by the Borrower or any of its Subsidiaries on September 30, 1996; and (ii) such Sale shall not involve or otherwise be a part of a sale and leaseback transaction; (g) any Sale by the Borrower or any of its Subsidiaries, whether through a Sale of Capital Stock, a merger or otherwise, of any Great White Fleet Subsidiary to the Borrower or to any of its Subsidiaries (other than to any Great White Fleet Subsidiaries); provided, however, that, at the time of such Sale of such Great White Fleet Subsidiary, such Great White Fleet Subsidiary (i) has no Indebtedness or Contingent Obligations of any kind, (ii) is not engaged in the conduct of any business, (iii) has no Property except Property that has no material value, and (iv) is not subject to or bound by any Liens upon any of its Property, whether then owned or thereafter acquired; and (h) the Sale by the Borrower or any of its Subsidiaries of its interests in the notes receivable from the Sale of the Numar Group and the Sale of the option to purchase shares of the Numar Group, the aggregate outstanding amount as of the Effective Date of such notes receivable not exceeding $40,000,000.

  "Permitted Indebtedness" means any of the following
  Indebtedness:
  (a) Indebtedness of the Borrower or any of its Subsidiaries in respect of taxes, assessments, levies or other governmental charges, and Indebtedness of any such Person in respect of accounts payable or other Indebtedness to trade creditors incurred in the ordinary course of business or in respect of claims against it for labor, materials or supplies, to the extent that (in each case) the payment thereof shall not at the time be required to be made in accordance with the provisions of Section 9.1.4; (b) Indebtedness of the Borrower or any of its Subsidiaries secured by Liens of carriers, warehousemen, mechanics, landlords or materialmen that constitute Permitted Liens under clause (c) or (e) of the definition thereof; (c) Indebtedness of the Borrower or any of its Subsidiaries in respect of judgments or awards which have been in force for less than the applicable appeal period so long as (i) (in each case) such Person shall at the time in good faith be prosecuting an appeal or proceedings for review and execution thereof shall have been stayed pending such appeal or review, or (ii) the aggregate amount of all such Indebtedness of the Borrower or any of its Subsidiaries outstanding at any time (determined on a consolidated basis in accordance with GAAP) does not exceed $10,000,000; (d) Indebtedness incurred by the Borrower in connection with the acquisition, construction or improvement by the Borrower of Property used or to be used in the ordinary course of business of the Borrower; provided, however, that any Liens on such Property securing any such Indebtedness of the Borrower shall constitute Permitted Liens under clause (g) of the definition thereof; (e) Indebtedness incurred by any of the Subsidiaries of the Borrower that are not Great White Fleet Subsidiaries in connection with the acquisition, construction or improvement by any of the Subsidiaries of the Borrower that are not Great White Fleet Subsidiaries of Property used or to be used in the ordinary course of business of any of such Subsidiaries that are not Great White Fleet Subsidiaries; provided, however, that the aggregate amount of all such Indebtedness of any of such Subsidiaries outstanding at any time (determined on a consolidated basis in accordance with GAAP) shall not exceed the maximum aggregate amount permitted by Section 9.2.2(e);
  (f) Indebtedness incurred by any of the Great White Fleet Subsidiaries in connection with the acquisition, construction or improvement by any of the Great White Fleet Subsidiaries of Property used or to be used in the ordinary course of business of any of the Great White Fleet Subsidiaries; provided, however, that all such Indebtedness of any of the Great White Fleet Subsidiaries outstanding at any time shall be Indebtedness of the kind that is permitted by Section 9.2.2(d); (g) Contractual Obligations of the Borrower or any of its Subsidiaries (other than Contractual Obligations constituting Indebtedness for Borrowed Money) under Instruments (including operating leases or subleases of real or personal Property, but in any event excluding any Instruments creating, governing or securing Indebtedness for Borrowed Money) entered into in the ordinary course of business of such Person, and Contingent Obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business of such Person in respect of any of such

  Contractual Obligations; (h) Indebtedness under or in respect of Contingent Obligations of the Borrower or any of its Subsidiaries in respect of letters of credit or surety or other bonds issued in the ordinary course of business of such Person in connection with Liens that constitute Permitted Liens under clause (c) of the definition thereof; (i) Indebtedness under or in respect of Contingent Obligations of any of the Subsidiaries of the Borrower incurred in the ordinary course of the business of such Subsidiaries in respect of loans or advances made or other financial accommodation extended by other Persons to growers or suppliers at the request of any of such Subsidiaries; (j) Indebtedness for Borrowed Money of the Borrower that (i) is existing on the Effective Date and is not otherwise expressly permitted by this Agreement, and (ii) is identified in Section
  8.5 of the Disclosure Schedule; (k) Indebtedness of any Subsidiary of the Borrower that is at any time or from time to time owing to the Borrower or to any other Subsidiary of the Borrower; (l) Indebtedness of any Subsidiary of the Borrower that is existing on the Effective Date and is not otherwise referred to in or otherwise expressly permitted by any of
  paragraphs (a) through (k)    of this definition; (m) any
  extension, refunding, replacement or renewal of any Indebtedness referred to in paragraph (d) or (j), so long as such Indebtedness is not increased or secured by additional Property; and (n) any extension, refunding, replacement or renewal of any Indebtedness referred to in paragraph (e), (f),
  (g), (I), (k) or (l).

  "Permitted Investments" means any of the following Investments by the Borrower or any of its Subsidiaries: (a) Investments in cash and cash equivalents (as determined by the Borrower in accordance with GAAP); (b) Investments made in the ordinary course of business and in a manner consistent with its customary and usual cash management practices; (c) Investments (other than Investments permitted by clause (a) or clause (b) in marketable Securities issued by any other Person other than an Affiliate; provided, however, that the aggregate amount of all such Investments by the Borrower and its Subsidiaries in existence as at any date (as determined in accordance with GAAP) shall not at any time exceed $20,000,000; (d) Investments in the form of accounts receivable or notes receivable arising from Sales of goods or services in the ordinary course of business; (e) Investments made by any of the Subsidiaries of the Borrower in the ordinary course of business in the form of loans, advances or other financial accommodation extended to or prepayments to growers or suppliers, and Contingent Obligations of any of the Subsidiaries of the Borrower incurred in the ordinary course of business of such Person in respect of any loans, advances or other financial accommodation extended to growers or suppliers by any other Person; (f) Investments in the form of Contingent Obligations of the Borrower or any of its Subsidiaries (other than Contingent Obligations constituting

  Indebtedness for Borrowed Money) under Instruments (excluding any Instruments creating, governing or securing Indebtedness for Borrowed Money) entered into in the ordinary course of business of the Borrower or any of its Subsidiaries; (g) Investments by the Borrower or any of its Subsidiaries in the form of Securities received in connection with any Sale permitted under Section 9.2.5(e) or Section 9.2.5(f); (h) Investments in the form of loans or advances to employees or consultants in the ordinary course of business for travel expenses, drawing accounts or other similar business-related expenses; (i) Investments by the Borrower or any of its Subsidiaries, all or substantially all of which are made with Capital Stock of the Borrower; and (j) Investments by the Borrower or any of its Subsidiaries, all or substantially all of which are made with net cash proceeds from the issue or sale by the Borrower of Capital Stock of the Borrower.

  "Permitted Liens" means any of the following Liens: (a) Liens that (i) are in existence on the Effective Date, and (ii) secure Indebtedness of the Borrower constituting Permitted Indebtedness; (b) Liens to secure taxes, assessments, levies or other governmental charges imposed upon the Borrower or any of its Subsidiaries, and Liens to secure claims against the Borrower or any of its Subsidiaries for labor, materials or supplies, to the extent (in each case) that the payment thereof shall not at the time be required to be made in accordance with the provisions of Section 9.l.4; (c) deposits or pledges made by the Borrower or any of its Subsidiaries in the ordinary course of its business (i) in connection with, or to secure payment of, workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) to secure the performance of bids, tenders, statutory obligations, leases or contracts (other than contracts relating to borrowed money), or (iii) to secure surety, appeal, indemnity or performance bonds, in each case in the ordinary course of the business of such Person, and in each case only to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 9.1.4; (d) Liens in respect of judgments or awards against the Borrower or any of its Subsidiaries to the extent that such judgments or awards have been in force for less than the applicable appeal period so long as (i) (in each case) such Person shall at the time in good faith be prosecuting an appeal or proceedings for review and execution thereof shall have been stayed pending such appeal or review, or (ii) the aggregate amount of all Indebtedness of the Borrower or any of its Subsidiaries in respect of such judgments or awards outstanding at any time (determined on a consolidated basis in accordance with GAAP) does not exceed $10,000,000; (e) Liens of carriers, warehousemen, mechanics, landlords or materialmen incurred in the ordinary course of the business of the Borrower or any of its Subsidiaries, in each case, for sums not overdue or being contested in good faith by appropriate proceedings, and for which appropriate reserves with respect thereto have been established and maintained on the consolidated books of the Borrower and its Subsidiaries in accordance with GAAP to the extent required under such principles; (f) easements, rights-of-way, zoning and other similar restrictions and other similar encumbrances or title defects which do not materially detract from the value of the Property of the Borrower or any of its Subsidiaries subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; (g) Liens created by the Borrower to secure the payment of the cost of Property acquired, constructed or improved by the Borrower after the date of this Agreement and which Liens are created substantially contemporaneously with or within 360 days after the acquisition, construction or improvement of the Property subject thereto (all Liens of the type described in this clause (g) being hereinafter called "Purchase Money Liens"); provided, however, that: (i) any Property subject to any such Purchase Money Lien created by the Borrower is used or to be used in the ordinary course of business of the Borrower; and (ii) no such Purchase Money Lien on any such Property shall extend to or cover any other Property of the Borrower; and (h) extensions, renewals and replacements of Liens described in clauses (a) and (g) of this definition, provided that each such extension, renewal or replacement Lien is limited to the Property covered by the Lien so extended, renewed or replaced and does not secure Indebtedness that is materially different in kind than or in excess of that secured immediately prior to such extension, renewal or replacement.

  "Permitted Lindner Holders" means, collectively, Carl H. Lindner, Robert D. Lindner, Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee or other representative of any bona fide trust or other entity formed for estate or tax-planning purposes of which one or more of the foregoing are the sole beneficiaries or the grantors thereof or contributors thereto, American Financial Group, Inc., an Ohio corporation, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Voting Shares.

  "Person" means any natural person, corporation, partnership, joint venture, association, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity.

  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

  "Purchasing Lender" is defined in Section 12.2.1.

  "Quarterly Payment Date" means the last day of each March, June, September and December of each year or, if any such day is not a Business Day, the next succeeding Business Day.

  "Ratable" or "Ratably" means, with respect to any Lender vis-a-vis all other Lenders, such Lender's Percentage of the amount in question.

  "Reference Lenders" means, collectively, for purposes of determining the Eurodollar Rate and in connection with other matters pertaining to Eurodollar Rate Tranches, Bank of Boston and not more than three (3) other Lenders designated in a notice to the Borrower and to all Lenders by the Administrative Agent (after consultation with the Borrower and with the prior approval of the Borrower and the Required Lenders) to be Reference Lenders.

  "Reference Period" means each period of four (4) consecutive fiscal quarters of the Borrower.

  "Register" is defined in Section 12.2.4.

  "Reimbursement Obligations" is defined in Section 5.6.

  "Related Parties" is defined in Section 11.2.

  "Release" means a "release," as such term is defined in the Comprehensive Environmental Response Compensation and
  Liability Act of 1980, as amended.

  "Required Lenders" means, at the time any determination thereof is to be made, (a) until all of the Commitments have terminated, Lenders then having in the aggregate at least 51% of the aggregate Commitments then in effect, and (b) after all of the Commitments have terminated, Lenders then holding in the aggregate at least 51% of the aggregate outstanding principal amount of all of the Revolving Loans; provided, however, that, for purposes of this definition, (i) so long as there are four (4) or more Lenders, in no event shall less than three (3) Lenders constitute the

  "Required Lenders", and (ii) after all of the Commitments have terminated, each of the Lenders shall, for purposes only of clause (b) of this definition, be deemed to hold from time to time Revolving Loans in an aggregate principal amount equal to such Lender's applicable Percentage of all undrawn Letters of Credit from time to time outstanding.

  "Restricted Payments" means, in relation to the Borrower and its Subsidiaries: (a) any payment, prepayment, distribution, loan, advance, Investment or Sale by the Borrower or by any Subsidiary of the Borrower which constitutes an Affiliate Transaction described in clause (a), (b), (c),(d), (e) or (f) of the definition "Affiliate Transaction"; (b) any declaration or payment by the Borrower or by any of its Subsidiaries of any dividends or other distributions on account of, or any payment or other distribution by the Borrower or by any of its Subsidiaries on account of the purchase, repurchase, redemption, retirement or other acquisition for value of, any shares of Capital Stock of the Borrower or any of its Subsidiaries; provided, however, that any declaration or payment of any dividends or other distributions on account of the Capital Stock of any Person that is made in the form of Capital Stock of such Person shall not constitute a Restricted Payment; (c) any payment or prepayment by the Borrower or by any of its Subsidiaries (whether of principal, premium, interest or any other sum) of or on account of, or any payment or other distribution on account of the redemption, repurchase, defeasance or other acquisition for value of, any Subordinated Indebtedness of the Borrower; and (d) any loan or advance by the Borrower to, or any other Investment by Borrower in, any Subsidiary of the Borrower. For the purposes of this Agreement and the other Loan Documents, the term "Restricted Payments" shall not include any salaries, bonuses or advances to directors, officers or employees of the Borrower or any of its Subsidiaries made by the Borrower or any of its Subsidiaries in the ordinary course of its business.

  "Restricted Transaction" is defined in the definition "Special
  Covenant Conditions".

  "Revolving Loans" is defined in clause (a) of Section 2.1.

  "SEC" means the Securities and Exchange Commission.

  "Sale and Leaseback Transaction" is defined in Section
  9.2.5(f).

  "Sale" means any sale, lease, conveyance, exchange, swap, trade, transfer or other disposition of any Property.

  "Securities" means any Capital Stock, partnership interests, voting trust certificates, bonds, debentures, notes or other evidences of Indebtedness for Borrowed Money, secured or unsecured, convertible, subordinated or otherwise, or in general any Instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

  "Special Covenant Conditions" means, in relation to any date on which any Indebtedness for Borrowed Money is to be incurred, any Restricted Payment is to be made or declared, any Affiliate Transaction is to be entered into or completed, any consolidation, merger or Acquisition is to be made or completed (each such event, arrangement or transaction of the kind referred to in this definition being herein referred to as a "Restricted Transaction"), in each case by the Borrower or any of its Subsidiaries, each of the following conditions:
  (a) no Default shall have occurred and be continuing on or as
  of such date; (b)   no Default shall occur or shall be
  continuing immediately after giving effect to such Restricted Transaction; (c) no breach of the financial covenants set forth in Section 9.2.3(a) or 9.2.3(c) shall occur immediately after giving effect to such Restricted Transaction; (d) no breach of the financial covenant set forth in Section 9.2.3(b) would have occurred as at the end of the Reference Period ending immediately prior to the date of completion of such Restricted Transaction had such financial covenant been calculated for such Reference Period (i) as if such Restricted Transaction were completed immediately prior to the beginning of such Reference Period, (ii) as if any Indebtedness for Borrowed Money incurred in connection with such Restricted Transaction had been incurred on the first day of such Reference Period, and (iii) as if interest had accrued on such Indebtedness for Borrowed Money during such Reference Period at an annual interest rate equal to the annual interest rate payable on such Indebtedness for Borrowed Money on the date it is first incurred; and (e) upon or prior to completion of each Restricted Transaction which involves or relates to (i) the incurrence of Indebtedness for Borrowed Money in an aggregate principal amount exceeding $20,000,000, (ii) the declaration or making of a Restricted Payment involving cash or other Property having a Fair Market Value exceeding $20,000,000, or
  (iii) the completion of an Affiliate Transaction involving cash or other Property having a Fair Market Value exceeding $20,000,000 in the aggregate, or (iv) the completion of a consolidation, merger or Acquisition involving cash or other Property having a Fair Market Value exceeding $50,000,000 or involving the incurrence of Indebtedness exceeding $50,000,000 in the aggregate, then, in each such case, the Borrower shall furnish to the Administrative Agent upon or prior to completion of the Restricted Transaction a Compliance Certificate calculated as at the completion of and after giving effect to such Restricted Transaction.

  "S&P" means Standard & Poor's Rating Services, a division of

  McGraw Hill, Inc.

  "Stated Amount" of each Letter of Credit means the "Stated
  Amount" as defined therein or, if not defined therein, the face amount thereof.

  "Stated Expiry Date" is defined in clause (b) of Section 5.1.


  "Status" means, as to the Borrower, the existence of Level I
  Status, Level II Status, Level III Status, Level IV Status, or
  Level V Status, as the case may be.

  "Subordinated Indebtedness" means Indebtedness for Borrowed Money of the Borrower that is expressly subordinated and made junior in right of payment to the prior payment in full of all of the Obligations, such subordination to be in writing and on terms and conditions that shall be reasonably satisfactory to the Administrative Agent and the Required Lenders. For purposes of this Agreement and the other Loan Documents, the Indebtedness for Borrowed Money of the Borrower under or in respect of the Borrower's 7% Convertible Subordinated Debentures due 2001 shall constitute "Subordinated Indebtedness", such Indebtedness for Borrowed Money being subordinated to the prior payment in full of all of the Obligations on terms and conditions that have been determined by the Administrative Agent and the Lenders to be reasonably satisfactory to the Administrative Agent and the Lenders with respect to and for the purposes of such 7% Convertible Debentures only.

  "Subsidiary" means, in relation to any Person (in this definition called the "parent") at any time, any corporation, partnership or other Person (a) of which shares of Capital Stock, partnership interests or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other Person, or representing a majority of the equity interests in such corporation, partnership or other Person, are at the time owned or controlled, directly or indirectly, by the parent, or (b) the management of which is otherwise controlled, directly or indirectly, by the parent. Anything in the foregoing sentence of this definition to the contrary notwithstanding, for purposes of this Agreement and the other Loan Documents, the determination of whether any Person is a Subsidiary of the Borrower or of any other Subsidiary of the Borrower shall be made by the Borrower in accordance with GAAP.

  "Subsidiary Reimbursement Obligations" means Reimbursement
  Obligations of any Subsidiary or Affiliate of the Borrower with respect to any Letters of Credit issued for the account of such Subsidiary or Affiliate.

  "Taxes" is defined in Section 3.7.

  "Total Capitalization" means, in relation to the Borrower and its Subsidiaries as at any date, the sum of the Consolidated
  Total Indebtedness and the Consolidated Net Worth of the
  Borrower and its Subsidiaries as at such date.

  "Total Revolving Credit Commitment Availability" means, at any time, the excess of (a) the then Commitment Amount, over (b) the sum of (i) the then aggregate outstanding principal amount of all Revolving Loans,plus (ii) the then aggregate amount of Letter of Credit Outstandings.

  "Total Senior Debt" means, in relation to the Borrower as at any date, (a) all of the Indebtedness for Borrowed Money of the Borrower as at such date under this Agreement or any of the other Loan Documents, (b) all of the other Indebtedness for Borrowed Money of the Borrower as at such date the payment or performance of which is then secured by any Lien or Liens on any Property of the Borrower, and (c) without duplication, all of the other Indebtedness for Borrowed Money of the Borrower as at such date the payment or performance of which is not then subordinated and made junior in right of payment, on terms and conditions reasonably satisfactory to the Administrative Agent and the Required Lenders, to the payment and performance of all of the Obligations, in each case under clause (a), (b) or (c) of this definition, all as determined, without duplication, on a non-consolidated basis and in accordance with GAAP.

  "Total Undrawn Amount" means, in relation to any Letters of Credit at any time, the aggregate amount which remains undrawn under such Letters of Credit at such time and which remains available at such time or which may, upon the happening of any one or more contingencies or otherwise, become available under such Letters of Credit at any time or from time to time thereafter.

  "Tranche" is defined in Section 4.1.

  "Transfer Effective Date" is defined in Section 12.2.1.

  "Transferee" is defined in Section 12.3.

  "type" means, relative to the outstanding principal amount of all or any portion of any Revolving Loan, the portions thereof, if any, being maintained as a Base Rate Tranche or a Eurodollar Tranche, as the case may be.

  "Unused Commitment Amount" means, for any period (of one or more days), the average daily amount for such period by which
  (a) the Commitment Amount on each day during such period exceeds (b) the sum of (i) the aggregate principal amount of all Revolving Loans outstanding on each such day, and (ii) the aggregate amount of Letter of Credit Outstandings on each such day.

  "Voting Shares" means Capital Stock of the class or classes having general voting power under ordinary circumstances to elect the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

  SECTION 1.2. Use of Defined Terms. Terms for which meanings are provided in this Agreement shall, unless otherwise defined or the context otherwise requires, have such meanings when used in the Notes, the Disclosure Schedule, each of the other Loan Documents and each notice or other communication delivered from time to time in connection with this Agreement or any Instrument executed pursuant hereto.

  SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement or in any of the other Loan Documents to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and unless otherwise specified, references in any Article, Section or definition to any paragraph or clause are references to such paragraph or clause of such Section, Article or definition.

  SECTION 1.4. Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purposes of this Agreement and the other Loan Documents, such determination or calculation shall, to the extent applicable, be made in accordance with generally accepted accounting principles ("GAAP") from time to time in effect; provided, however, that, for all purposes of determining compliance with the financial covenants contained in Section 9.2.3, each such determination or calculation shall be made in accordance with GAAP as in effect on the Effective Date and consistently applied for all periods involved.

  SECTION 1.5. General Provisions Relating to Definitions. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "including" means including, without limiting the generality of any description preceding such term. Each reference herein to any Person shall include a reference to such Person's successors and assigns. References to any Instrument defined in this Agreement refer to such Instrument as originally executed, or, if subsequently amended or supplemented from time to time, as so amended or supplemented and in effect at the relevant time of reference thereto.

                             ARTICLE II

                            COMMITMENTS

  SECTION 2.1. Commitments. Subject to the terms and conditions of this Agreement (including Article VII): (a) each Lender severally and for itself alone agrees that it will, from time to time on any Business Day occurring during the period commencing on the Effective Date and continuing to (but not including) the Commitment Termination Date, make revolving loans (relative to each Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate principal amount of the Revolving Loans requested by the Borrower pursuant to Section 3.1; provided, however, that no Lender shall be permitted or required to make any Revolving Loan if, after giving effect to the making of such Revolving Loan and to the use of the proceeds thereof, the aggregate principal amount of all Revolving Loans outstanding from (i) all Lenders would exceed the difference between (A) the Commitment Amount then in effect, and (B) the then aggregate amount of Letter of Credit Outstandings, or
  (ii) such Lender would exceed the difference between (A) its Percentage of the Commitment Amount then in effect, and (B) its Percentage of the then aggregate amount of Letter of Credit Outstandings; and (b) the Issuer agrees that it will, from time to time on any Business Day occurring during the period commencing on the Effective Date and continuing to (but not including) the Commitment Termination Date, issue for the account of the Borrower or any of its Subsidiaries, and each Lender severally and for itself alone agrees to participate in the issuance of, Letters of Credit, all in accordance with the provisions of Article V; provided, however, that neither the Issuer nor any Lender shall be permitted or required to issue or extend, in the case of the Issuer, or participate in the issuance or extension of, in the case of such Lender, a Letter of Credit if, after giving effect to such issuance or extension, the aggregate amount of Letter of Credit Outstandings at such time would exceed the lesser of (i) $50,000,000, or (ii) the difference between (A) the Commitment Amount then in effect, and (B) the aggregate principal amount of all Revolving Loans then outstanding. Subject always to the terms and conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans pursuant to the Commitments.

  SECTION 2.2. Commitment Amount. The maximum aggregate principal amount ("Commitment Amount") of all Commitments for all Lenders shall be $125,000,000. The Commitments shall in any event terminate in full, and the Commitment Amount shall in any event be reduced to zero, on the Commitment Termination Date. The Commitment Amount from time to time in effect shall be subject to permanent reduction, automatically and without further action, by the aggregate principal amount of each voluntary permanent reduction of the Commitment Amount made by the Borrower from time to time after the Closing Date; provided, however, that (a) each such permanent reduction of the Commitment Amount shall require at least three Business Days' prior notice to the Administrative Agent and shall be permanent, and any partial reduction of such amount shall be in a minimum amount of $5,000,000 or in an integral multiple of $1,000,000 in excess thereof, and (b) no such permanent reduction of the Commitment Amount may be made by the Borrower if, after giving effect to such reduction, the Commitment Amount would be reduced to an amount which is less than the sum of the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of Letter of Credit Outstandings at such time.

  SECTION 2.3. Commitments Several. The failure of any Lender to make any Revolving Loan or any other Credit Extension hereunder shall not relieve any other Lender of its obligation (if any) to make a Revolving Loan or any other Credit Extension, but no Lender shall be responsible for the failure of any other Lender to make a Revolving Loan or other Credit Extension required to be made by such other Lender.

                            ARTICLE III

                     REVOLVING LOANS AND NOTES

  SECTION 3.1. Borrowing Procedure. Revolving Loans shall be made by the Lenders in accordance with the following provisions of this Section 3.1.

  SECTION 3.1.1. Requests for Borrowing. By delivering to the Administrative Agent a Loan Request on or before 10:00 a.m., Boston time, the Borrower may from time to time request, on not less than one nor more than five Business Days' notice for Base Rate Tranches (or not less than three nor more than five Business Days' notice for Eurodollar Tranches), that Revolving Loans be made by the Lenders in a minimum aggregate original principal amount of $1,000,000, or any integral multiple of $100,000 in excess thereof, on the Drawdown Date (which must be a Business Day) specified in such Loan Request. The Administrative Agent shall promptly notify the Lenders of the receipt of any such Loan Request. Subject to the terms and conditions of this Agreement, on or before 12:00 p.m., Boston time, on the Drawdown Date specified in the Loan Request, each Lender shall provide the Administrative Agent with funds in an amount equal to such Lender's Percentage of the requested Revolving Loans, by transferring immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Lenders. The proceeds of each Borrowing shall be made available by the Administrative Agent to the Borrower on the Drawdown Date specified in the Loan

  Request by wire transferring such funds in such amount or causing such funds in such amount to be wire transferred to such account of the Borrower, or to such designees of the Borrower, as shall be designated by the Borrower to the Administrative Agent in the Loan Request therefor. Each request for Revolving Loans made pursuant to this Section
  3.1.1 shall constitute the representation and warranty of the Borrower made to the Agents and the Lenders that all of the applicable conditions contained in Article VII will, after giving effect to such Revolving Loans, be satisfied, and the making available of such Revolving Loans to the Borrower shall be subject to the satisfaction of the applicable conditions of Article VII.

  SECTION 3.1.2. Funding Reliance for Revolving Loans. With respect to any Revolving Loans, unless the Administrative Agent shall have been notified in writing by any Lender prior to the date of such Revolving Loan at the Administrative Agent's address specified pursuant to Section 13.2 that such Lender does not intend to make available to the Administrative Agent all or any portion of such Lender's Percentage of the Revolving Loans to be made by such Lender on such date, the Administrative Agent may (but shall not be obligated to) assume that such Lender has made such amount available to the Administrative Agent on that date, and, in reliance on such assumption, the Administrative Agent may make available to the Borrower a corresponding amount. If any such amount referred to in the preceding sentence of this Section 3.1.2 is made available by such Lender to the Administrative Agent on a date after the date of such Revolving Loan, such Lender shall pay to the Administrative Agent (for its account) on demand interest on such amount at a rate of interest equal to, for the first three Business Days following the date on which the Administrative Agent made such amounts available to the Borrower, the daily average Federal Funds Rate and, thereafter, at the Alternate Base Rate. A statement of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 3.1.2 shall be conclusive in the absence of manifest error. Nothing in this Section
  3.1.2 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower or the Administrative Agent may have against any Lender as a result of any default by that Lender hereunder.

  SECTION 3.2. Notes. All Revolving Loans made by each Lender shall be evidenced by a promissory note of the Borrower, dated as of the Effective Date, and in or substantially in the form of Exhibit A attached hereto (as amended, endorsed, replaced or otherwise modified from time to time, such Lender's "Note"), payable to the order of such Lender in a face amount equal to such Lender's Percentage of the Commitment Amount in effect on the Effective Date. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on a continuation of such grid attached to any such Note and made a part thereof), which notations, if made, shall evidence, among other things, the date of, the outstanding principal of, payments on and the interest rate (including any conversions thereof pursuant to Section 4.2.) and Interest Period, if any, applicable from time to time to, the Revolving Loans evidenced thereby. Any such notations on any such grid (and on any such continuation) indicating the outstanding principal amount of such Lender's Revolving Loans shall be rebuttable presumptive evidence of the principal amount thereof owing and unpaid, but the failure to record any such information on such grid (or on such continuation) shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under such Note to make payments of principal of or interest on such Revolving Loans when due.

  SECTION 3.3. Principal Payments. Repayments and prepayments of principal of the Revolving Loans shall be made in accordance with the following provisions of this Section 3.3.

  SECTION 3.3.1. Repayments. The Borrower promises to make payment in full of all of the unpaid principal of each Revolving Loan at the final Maturity thereof. All of the Obligations evidenced by the Notes and all of the Obligations under this Agreement shall, if not sooner paid, be in any event due and payable in full on the Commitment Termination Date.

  SECTION 3.3.2. Revolving Loan Prepayments. The Borrower may, from time to time on any Business Day (without premium or penalty, except as may be required by Section 4.8), make a voluntary prepayment, in whole or in part, of the then aggregate outstanding principal amount of all Revolving Loans; provided, however, that (a) all such voluntary prepayments shall require at least one (and no more than five) Business Days' prior notice as to prepayments of Base Rate Tranches, and at least three (and no more than five) Business Days' prior notice as to prepayments of Eurodollar Tranches, in each case to the Administrative Agent (which will promptly notify the Lenders thereof); and (b) all such voluntary prepayments in part shall be in a minimum aggregate principal amount of $1,000,000 or in an integral multiple of $100,000 in excess thereof; Each prepayment of any Revolving Loans made pursuant to this Section 3.3.2 shall be without premium or penalty, except as may be required by Section 4.8. Voluntary prepayments of any Eurodollar Tranches shall only be made at the end of the Interest Periods applicable thereto, unless all losses and expenses referred to in Section 4.8 shall be paid by the Borrower to the Administrative Agent concurrently with such prepayments.

  SECTION 3.4. Interest Payments. The Borrower shall make payments of interest in accordance with the following provisions of this Section 3.4:

  SECTION 3.4.1. Interest Rates. The Borrower hereby absolutely and unconditionally promises to pay interest on the unpaid principal amount of each Revolving Loan for the period commencing on the date of such Revolving Loan until such Revolving Loan is paid in full, as follows: (a) on any portion of such Revolving Loan that constitutes a Base Rate Tranche, at a rate per annum equal to the Alternate Base Rate from time to time in effect plus the Alternate Base Rate Margin in effect at such time; and (b) on any portion of such Revolving Loan that constitutes a Eurodollar Tranche, at a rate per annum equal to the Eurodollar Rate (Reserved Adjusted) applicable to each Interest Period for such Tranche plus the Eurodollar Rate Margin in effect from time to time; provided, that in no event shall the rate of interest on any Tranche exceed the maximum rate permitted by Applicable Law.

  SECTION 3.4.2. Interest on Overdue Amounts. The Borrower will, on demand, pay interest on any overdue principal of any of the Revolving Loans, and, to the maximum extent permitted by Applicable Law, on any overdue interest, fees or other sums owing to any Agent or any Lender at a rate per annum that is at all times equal to the sum of (a) the highest rate per annum then applicable to any Tranche determined in accordance with Section 3.4.1, plus (b) two percent (2%).

  SECTION 3.4.3. Payment Dates. Interest accrued on each Revolving Loan shall be payable, without duplication, on: (a) the Maturity of such Loan; (b) with respect to the outstanding principal amount of all Base Rate Tranches, on each Quarterly Payment Date; (c) with respect to the outstanding principal amount of all Eurodollar Tranches, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the last day of each three-month period occurring during such Interest Period); (d)with respect to that portion of the outstanding principal amount of Revolving Loans converted into Base Rate Tranches or Eurodollar Tranches on a day when interest would not otherwise have been payable pursuant to clause (b) or (c), the date of such conversion; and (e) with respect to any portion of any Revolving Loans prepaid pursuant to Section 3.3.2, the date of such prepayment. Interest accrued pursuant to Section 3.4.2 on any overdue principal of any of the Revolving Loans, and, to the extent permitted by Applicable Law, on any overdue interest, fees or other sums, shall be payable upon demand and, in any event, on the last Business Day of each month.

  SECTION 3.5.  Fees.

  SECTION 3.5.l. Closing Fees. The Borrower shall pay to the Administrative Agent on the Effective Date, for the account of each Lender, closing fees (the "Closing Fees") in accordance with the agreements among the Borrower, the Agents and the Lenders entered into prior to the date hereof.

  SECTION 3.5.2. Commitment Fees. The Borrower shall pay to the Administrative Agent, for the account of each Lender, fees ("Commitment Fees") on the amount of such Lender's unused Commitment during the period commencing on the Effective Date and ending on the Commitment Termination Date. The Commitment Fees shall be payable by the Borrower to each Lender for each calendar quarter ending after the Effective Date and (a) shall be computed on such Lender's Percentage of the Unused Commitment Amount for such calendar quarter at the annual rate in each case equal to the Applicable Commitment Fee Rate in effect from time to time during such calendar quarter, and (b) shall be payable in arrears on each Quarterly Payment Date, and on the Commitment Termination Date.

  SECTION 3.5.3. Agents' Fees. The Borrower shall pay to the Administrative Agent on the Effective Date, for the account of the Agents, agents' fees ("Agents' Fees") in accordance with the terms of the Agents' Fee Letter. Each payment of the Agents' Fees, Commitment Fees and Closing Fees shall be non-refundable.

  SECTION 3.6.  Making and Proration of Payments; Computations;
  etc.

  SECTION 3.6.1. Making of Payments. All payments of principal of and interest on the Notes, and all payments of Fees and other sums payable under the Loan Documents, shall be made by the Borrower to the Administrative Agent in immediately available funds at its Domestic Office not later than noon, Boston time, on the date due, and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit to each Lender or Agent its share (if any) of all such payments received in collected funds by the Administrative Agent. All payments under Sections 4.5, 4.8, 13.3 and 13.4 shall be made by the Borrower directly to the Agents or Lenders entitled thereto. Each payment of principal shall be applied to such Tranches as the Borrower shall direct by notice to be received by the Administrative Agent on or before the date of payment, or, in the absence of such notice, first, towards the payment of principal of Eurodollar Tranches then due and payable, and, then, to the extent of the balance, if any, remaining, as the Administrative Agent shall determine in its discretion. Concurrently with its remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

  SECTION 3.6.2. Setoff. The Borrower agrees that each Agent and each Lender shall have all rights of set-off and bankers' liens provided by Applicable Law, and in addition thereto, the

  Borrower agrees that if at any time any payment or other amount owing by the Borrower under this Agreement is then due and payable to any Agent or any Lender and remains unpaid, such Agent or Lender may apply to the payment of such payment or other amount any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter deposited or held by such Person.

  SECTION 3.6.3. Proration of Payments. If any Lender or other holder of a Note shall obtain by payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) of principal of or interest on any Note in excess of its Ratable share of payments and other recoveries obtained by all Lenders or other holders of Notes, such Lender or other holder shall purchase promptly from the other Lenders or holders such participations in the Notes held by them as shall be necessary to cause such purchasing Lender or other holder to share the excess payment or other recovery Ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender or holder, the purchase of such participation shall be rescinded and the purchase price restored to the extent of such recovery. The Borrower agrees that any Lender or other holder of a Note so purchasing a participation from another Lender or holder pursuant to this
  Section 3.6.3 shall be entitled to all rights of set-off and bankers' liens with respect to such participation as fully as if such Lender were a direct holder of Revolving Loans and other Credit Extensions in the amount of such participation.

  SECTION 3.6.4. Due Date Extension. If any payment of principal of or interest on any of the Notes, or any payment of any Fees or other sums payable under the Loan Documents, falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day (unless, in the case of interest due on the principal amount of any Eurodollar Tranche, such next following Business Day is the first day of a calendar month, in which case such due date shall be the immediately preceding Business Day), and additional interest and Commitment Fees shall accrue and be payable for the period of such extension.

  SECTION 3.6.5. Notice of Changes in Alternate Base Rate; Notice of Eurodollar Rates. Changes in the rate of interest on any Base Rate Tranches shall take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent shall give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate. The applicable Eurodollar Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Borrower and each Lender. Each determination of the Alternate Base Rate and the applicable Eurodollar Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of manifest error. The Administrative Agent shall, upon written request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable Eurodollar Rate hereunder. Each Reference Lender agrees to furnish to the Administrative Agent timely information for determining the applicable Eurodollar Rate. If any one or more of the Reference Lenders shall fail to timely furnish such information to the Administrative Agent for any such interest rate, the Administrative Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Lenders.

  SECTION 3.6.6. Computations. Interest based on the Alternate Base Rate shall be computed on the basis of a year of 365 or 366 days, as applicable, and for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest is payable. Interest based on the Eurodollar Rate (Reserve Adjusted) and Commitment Fees shall be computed on the basis of a year of 360 days, and for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable.

  SECTION 3.6.7. Record keeping. Each Lender shall record in its records, or at its option on the grid attached to each of its Notes, the date and amount of each of the Revolving Loans and other Credit Extensions made by such Lender, each repayment and prepayment thereof and, in the case of each Eurodollar Tranche, the principal amount thereof and the dates on which each Interest Period for such Tranche shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower or the Guarantor hereunder or under any Note to repay the principal amount of the Revolving Loans or other Credit Extensions evidenced by such Note together with all interest accruing thereon.

  SECTION 3.7. Taxes. All payments of principal of and interest on the Notes and of all Fees and other sums payable hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes or other taxes, fees, duties, withholdings or charges of any nature whatsoever imposed by any Governmental Authority, but excluding franchise taxes imposed on any Lender and taxes imposed on any Lender measured by such Lender's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any such payment to be made hereunder or under any of the other Loan Documents is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will: (a) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted; (b) promptly forward to the Administrative Agent and each affected Agent or Lender an official receipt or other documentation satisfactory to the Administrative Agent evidencing that the Borrower has made such payment to such Governmental Authority; and (c) pay to the Administrative Agent such additional amounts as are necessary to ensure that the net amount actually received by each affected Agent or Lender will equal the full amount such Agent or Lender would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against any Agent or Lender with respect to any payment received by such Agent or Lender hereunder or under any of the other Loan Documents, such Agent or Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any interest) as are necessary in order that the net amount received by such Agent or Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Agent or Lender would have received had such Taxes not been asserted. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent when due any payments required by this Section 3.7 or any required receipts or other required documentary evidence, the Borrower shall indemnify each of the Agents and Lenders for any incremental Taxes, interest or penalties that may become payable by any of the Agents or Lenders as a result of any such failure on the part of the Borrower and shall promptly pay to the Administrative Agent any amounts not paid when due to the Administrative Agent as required by this
  Section 3.7. Each Agent or Lender which is organized under the laws of any jurisdiction other than the United States or any State thereof shall deliver to the Administrative Agent and the Borrower, on or prior to the first date on which any payments to such Agent or Lender shall be due hereunder (in the case of each Agent or Lender listed on the signature pages hereof) or prior to the effective date of transfer of any interest in this Agreement or the Notes (in the case of any Purchasing Lender or successor Agent)either U.S. Internal Revenue Service Form 4224, U.S. Internal Revenue Service Form 1001 or U.S. Internal Revenue Service Form W-8 (wherein such Agent or Lender claims entitlement to complete exemption from U.S. federal withholding tax on all payments of principal, interest, fees or other amounts payable hereunder or under any of the Loan Documents), and deliver to the Administrative Agent and the Borrower a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with Applicable Laws of the United States duly executed and completed by such Agent or Lender, and will comply from time to time with Applicable Law with regard to such withholding tax exemption. The Borrower shall not be required to pay any additional amount to any Agent or Lender under this Section 3.7 if such Agent or Lender shall have failed to satisfy its obligations under this paragraph; provided that if such Agent or Lender shall have satisfied such obligations on the first date on which any payments to such Agent or Lender shall be due hereunder (in the case of each Agent or Lender listed on the signature pages hereof) or on the effective date of the transfer of interests in this Agreement or the Notes (in the case of each Purchasing Lender or successor Agent), nothing in this paragraph shall relieve the Borrower of its obligation to pay any additional amounts pursuant to this Section 3.7 in the event that, as a result of the adoption of or any change in any Applicable Law, such Agent or Lender is no longer properly entitled to an exemption from withholding as described above in this paragraph.

  If any Lender or Agent shall become aware that it is entitled to receive a refund in respect of taxes as to which it has been indemnified by the Borrower pursuant to this Section 3.7, it shall promptly notify the Borrower of the availability of such refund and shall, within sixty (60)days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender or Agent, as applicable, actually receives a refund in cash in respect of any taxes to which it has been indemnified by the Borrower pursuant to this
  Section 3.7, it shall promptly repay such refund to the Borrower (to the extent of amounts that have actually been paid by the Borrower in cash under this Section 3.7 with respect to such refund), net of all reasonable out-of-pocket expenses of such Lender or Agent, as applicable; provided, however, that the Borrower, upon the request of such Lender or Agent, as applicable, agrees to return such refund to such Lender or Agent in the event such Lender or Agent is required to repay such refund.

  SECTION 3.8. Use of Proceeds. The Borrower covenants and agrees that the proceeds of all Revolving Loans and other Credit Extensions made pursuant hereto will be used to repay Indebtedness for Borrowed Money of the Borrower or any of its Subsidiaries and for working capital and other general corporate purposes.

                             ARTICLE IV

                          FUNDING OPTIONS

  SECTION 4.1. Pricing Tranches of Each Revolving Loan. The outstanding principal amount of each Revolving Loan made by each Lender may be allocated among pricing tranches (individually, a "Tranche" and collectively, "Tranches") selected by the Borrower from time to time in accordance with Sections 3.1, 4.2 and 4.3. Each Tranche shall be either a Base Rate Tranche or a Eurodollar Tranche (each a "type" of Tranche), as the Borrower shall specify in the initial notice of borrowing pursuant to Section 3.1, or any written notice pursuant to Section 4.2 or 4.3. All Base Rate Tranches, and all Eurodollar Tranches having the same Interest Period, may sometimes be referred to as a "Group" of Tranches.
  SECTION 4.2. Conversion Procedures. Subject to the provisions of Section 4.4, the Borrower may convert all or any part of any outstanding Group of Tranches into a Group of Tranches of a different type by delivering a written notice to the Administrative Agent not later than (a) in the case of conversion into a Base Rate Tranche, 10:00 a.m., Boston time, on the proposed date of such conversion, and (b) in the case of a conversion into a Eurodollar Tranche, 10:00 a.m., Boston time, at least three (3) Business Days prior to the proposed date of such conversion. Each such notice shall be irrevocable upon receipt by the Administrative Agent and shall specify the date and amount of such conversion, the Group of Tranches (or portion thereof) to be so converted, the type of Tranche to be converted into and, in the case of a conversion into a Eurodollar Tranche, the initial Interest Period therefor; provided, however, that no Eurodollar Tranche shall be converted on any day other than the last day of its Interest Period. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Subject to the provisions of this Section 4.2 and Section 4.4, each Tranche shall be so converted on the requested date of conversion.

  SECTION 4.3. Continuation Procedures. Subject to the provisions of Section 4.4, the Borrower may continue all or any part of any outstanding Group of Eurodollar Tranches for an additional Interest Period commencing upon the conclusion of the Interest Period then in effect for such Group of Eurodollar Tranches, by delivering a written notice to the Administrative Agent not later than 10:00 a.m., Boston time, at least three (3) Business Days prior to the end of such then-current Interest Period. Each such notice shall be irrevocable upon receipt by the Administrative Agent and shall specify the amount to be so continued, the date of such continuation and the Interest Period therefor that is to commence upon the termination of the then-current Interest Period. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof.

  SECTION 4.4. Limitations on Interest Periods and Continuation and Conversion Elections. The Borrower's rights under
  Sections 3.1, 4.2 and 4.3 shall be subject to the following limitations.

  SECTION 4.4.1. Interest Periods. Each Interest Period for a Eurodollar Tranche shall commence on the date the Revolving Loan is made, if applicable, or on the date such Tranche is converted from a Base Rate Tranche, or, in the case of a continuation, on the expiration of the immediately preceding Interest Period for such Eurodollar Tranche, and shall end on the date which is one, two, three or six months thereafter, as the Borrower may specify in the related notice of borrowing pursuant to Section 3.1, or written notice pursuant to Section
  4.2 or 4.3; provided, however, that: (a)each Interest Period for a Eurodollar Tranche that would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (unless such immediately succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day); (b) the Borrower may not select any Interest Period for any principal of any Revolving Loan which would end after the Maturity of such principal; and (c) absent the timely selection of a new Interest Period for a then outstanding Eurodollar Tranche, or any part thereof, such Eurodollar Tranche or such part, as the case may be, shall, immediately upon the expiration of such Interest Period, automatically and without further action, be converted into a Base Rate Tranche.

  SECTION 4.4.2. No Defaults. No portion of the outstanding principal amount of any Revolving Loan may be continued as, or converted into, one or more Eurodollar Tranches unless, on and as of the requested date of continuation or conversion, no Default shall have occurred and then be continuing

  SECTION 4.4.3. Other Limitations. At all times: (a) the aggregate principal amount of all Tranches of each Lender's Revolving Loans shall equal the aggregate outstanding principal amount of such Lender's Revolving Loans; (b) the aggregate principal amount of each Group of Eurodollar Tranches shall be in a minimum amount of $1,000,000 or in an integral multiple of $500,000 in excess thereof; (c) the total number of Eurodollar Tranches in effect at any time shall not exceed eighteen (18); and (d) each Lender shall at all times have a Ratable share of each Group of Tranches, except for any Group of Base Rate Tranches that includes an Affected Tranche.


  SECTION 4.5.  Increased Costs.
  (a) If (i) Regulation D of the F.R.S. Board, or (ii) after the date hereof, the adoption of any Applicable Law, or any change therein or in any existing Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Issuer or any Lender (or any Eurodollar Office of such Lender) with any request or directive (whether or not having the force of law) of any such Governmental Authority: (A) shall subject the

  Issuer or any Lender (or any Eurodollar Office of such Lender) to any tax, duty or other charge with respect to any Letter of Credit or its Eurodollar Tranches, its Notes or its obligation to make Eurodollar Tranches available, or shall change the basis of taxation of payments to the Issuer or to any Lender of the principal of or interest on its Eurodollar Tranches or any other amounts due under this Agreement with respect to any Letter of Credit or in respect of its Eurodollar Tranches or its obligation to make Eurodollar Tranches available (except, in any case, for franchise taxes imposed on the Issuer or such Lender and taxes imposed on the Issuer or such Lender measured by the Issuer's or such Lender's net income or receipts); or (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the F.R.S. Board), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Issuer or any Lender (or any Eurodollar Office of such Lender); or (c) shall impose on the Issuer or any Lender (or its Eurodollar Office) any other condition (excluding any condition imposed on the Issuer or any such Lender as a consequence of its violation of Applicable Law) affecting any Letter of Credit or its Eurodollar Tranches, its Notes or its obligation to make Eurodollar Tranches available; and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) the Issuer or such Lender (or any Eurodollar Office of such Lender) of issuing, making or maintaining any Letter of Credit, purchasing or maintaining any participation therein, or making or maintaining any Eurodollar Tranche, or to reduce the amount of any sum received or receivable by the Issuer or such Lender (or its Eurodollar Office) under this Agreement or under its Notes with respect thereto or with respect to any Letter of Credit, then upon demand by the Issuer or such Lender, the Borrower shall pay directly to the Issuer or such Lender, as the case may be, such additional amount as will compensate the Issuer or such Lender for such increased cost or such reduction.
  (b) If, at any time after the Effective Date, the Issuer or any Lender shall reasonably determine that the adoption or phase-in of any Applicable Law regarding capital adequacy, or any change therein or in any existing Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Issuer or any Lender (or its Eurodollar Office) or any Person controlling the Issuer or such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the Issuer's or such Lender's or such controlling Person's capital as a consequence of the obligations of the Issuer or such Lender hereunder (including, without limitation, such Lender's Commitments) to a level below that which the Issuer, such Lender or such controlling Person could have achieved but for such adoption, phase-in, change or compliance (taking into consideration the Issuer's, such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by the Issuer, such Lender or such controlling Person to be material, then from time to time, upon demand by the Issuer or such Lender, the Borrower shall pay to the Issuer or such Lender such additional amount or amounts as will compensate the Issuer or such Lender or such controlling Person for such reduction.

  SECTION 4.6. Interest Rate Unavailable. If, with respect to any Interest Period, deposits in Dollars (in the applicable amounts) are not being offered to one or more Lenders in the relevant market for such Interest Period, or the Administrative Agent otherwise determines (which determination shall be binding and conclusive on the Borrower) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate, then the Administrative Agent shall promptly notify the Borrower and the Lenders thereof and, so long as such circumstances shall continue, (a) no Lender shall thereafter have any obligation to fund or make available Eurodollar Tranches, and (b) on the last day of the current Interest Period for any Eurodollar Tranche, such Tranche shall, unless then repaid in full, automatically convert to a Base Rate Tranche.

  SECTION 4.7. Changes in Law Rendering Eurodollar Tranches Unlawful. In the event that the adoption or phase-in of any Applicable Law, or any change therein or in any existing Applicable Law or any change in the interpretation thereof by any Governmental Authority charged with the interpretation or administration thereof, shall make it unlawful for any Lender to maintain or fund Eurodollar Tranches, then such Lender shall promptly notify the Borrower, the other Lenders and the Administrative Agent and, so long as such circumstances shall continue, (a) such Lender shall thereafter have no obligation to fund or make available Eurodollar Tranches (but shall fund Base Rate Tranches concurrently with the making of the Revolving Loans, or the continuation or conversion into Eurodollar Tranches by the Lenders which are not so affected, in each case in an amount equal to such Lender's Ratable share of all Eurodollar Tranches that would be funded at such time in the absence of such circumstances), and (b) on the last day of the current Interest Period for any Eurodollar Tranche of such Lender (or, in any event, if such Lender so requests, on such earlier date as may be required by the relevant Applicable Law), such Eurodollar Tranche shall, unless then repaid in full, automatically convert to a Base Rate Tranche. Each Base Rate Tranche funded by a Lender which, but for the circumstances described in the foregoing sentence, would have been a Eurodollar Tranche (an "Affected Tranche") shall, notwithstanding any other provision of this Agreement, remain outstanding for the same period as the Group of Eurodollar Tranches of which such Affected Tranche would have been part absent such circumstances.

  SECTION 4.8. Funding Losses. The Borrower hereby agrees that, upon demand by the Issuer or any Lender, the Borrower will indemnify the Issuer or such Lender, as the case may be, against any net loss or expense which the Issuer or such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Issuer or such Lender to maintain or fund any Eurodollar Tranche, but excluding, in any event, any loss of any margin above the Eurodollar Rate (Reserve Adjusted)), as reasonably determined by the Issuer or such Lender, as a result of (a) any payment, repayment, prepayment or conversion of any Eurodollar Tranche of the Issuer or such Lender on a date other than the last day of an Interest Period for such Tranche (including any conversion pursuant to Section 4.7) or (b) any failure of the Borrower to borrow, continue or convert any Tranche on a date specified therefor in a notice of borrowing pursuant to Section 3.1 or in any written notice pursuant to Section 4.2 or 4.3.

  SECTION 4.9. Right of Lenders to Fund Through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Eurodollar Tranche by causing the Eurodollar Office of such Lender to fund such Eurodollar Tranche, provided that in such event for the purposes of this Agreement such Tranche shall be deemed to have been funded by such Lender and the Obligation of the Borrower to repay such Tranche shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Tranche, for the account of such Eurodollar Office.

  SECTION 4.10. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to maintain and fund all or any part of any of its Revolving Loans in any manner it sees fit, it being understood, however, that for purposes of this Agreement all determinations hereunder (including determinations of any net loss or expense under Section 4.8) shall be made as if such Lender had actually funded and maintained each Eurodollar Tranche during each Interest Period for such Tranche actually funded or requested by the Borrower to be funded through the purchase of a deposit on the first day of such Interest Period having a principal amount equal to the principal amount of such Tranche, having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

  SECTION 4.11.  Conclusiveness of Statements; Survival of
  Provisions. (a)     Demands made by the Issuer or any Lender
  to the Borrower under Section 3.7, 4.5 or 4.8 shall be accompanied by a statement setting forth the basis for the calculations of the amounts being claimed, and a copy of such statement shall be furnished to the Administrative Agent.
  Such statements, and all other determinations and statements of the Issuer or any Lender pursuant to Section 3.7, 4.5, 4.6,
  4.7 or 4.8, shall be conclusive absent manifest error. The Issuer and each of the Lenders shall use reasonable averaging and attribution methods in determining compensation under Sections 4.5 and 4.8, and the provisions of such Sections shall survive the termination or expiration of any Letters of Credit, repayment or prepayment of any of the Revolving Loans, cancellation of the Notes and any termination of this Agreement.
  (b)  If any Lender claims any additional amounts pursuant to
  Section 3.7, 4.5 or 4.8, it shall use its reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for paying such additional amounts (including payment of any interest or penalties to any tax or other Governmental Authority), including changing the jurisdiction of its applicable lending office; provided that the taking of any such action would not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.
  (c) In the event that any Lender delivers to the Borrower a statement in accordance with paragraph (a) (other than a statement as to amounts payable pursuant to Section 4.8), or the Borrower is required to pay any additional amounts or other payments in accordance with Section 3.7 or 4.5, the Borrower may, at its own expense and in its sole discretion,
  (i) require such Lender to transfer or assign, in whole and without recourse (in accordance with Section 12.2), all of such Lender's rights and obligations under this Agreement and its Notes to a Purchasing Lender identified by the Borrower, such assignment and transfer to be subject to all of the provisions contained in Section 12.2, or (ii) so long as no Defaults or Events of Default shall be continuing, terminate all of the Commitments of such Lender, prepay all outstanding Revolving Loans of such Lender, pay in full all other Obligations of the Borrower to such Lender, including all Obligations of the Borrower to such Lender under Sections 3.7,
  4.5 and 4.8, and make arrangements completely satisfactory to the Administrative Agent and to such Lender to relieve such Lender of its obligations under Sections 2.1(b) and 5.4.

                             ARTICLE V

                         LETTERS OF CREDIT

  SECTION 5.1. Requests for Letters of Credit. The Borrower may request, by delivering to the Administrative Agent an Issuance Request on or before 10:00 a.m., Boston time, at any time and from time to time prior to the Commitment Termination Date and on not less than two (2) Business Days' prior notice, that the Issuer issue, for the account of the Borrower or for the account of any Subsidiary of the Borrower (but guaranteed by the Borrower), (A) an irrevocable standby letter of credit in such form as may be requested by the Borrower and approved by the Issuer, or (B) a documentary letter of credit in such form as may be requested by the Borrower and approved by the Issuer (each letter of credit described in the foregoing clauses (a) and (b), a "Letter of Credit"), in support of financial obligations of the Borrower or of any of its Subsidiaries or Affiliates which are described in such Issuance Request. Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the Lenders thereof. Each Letter of Credit shall by its terms: (a) be issued in a Stated Amount which (i) is at least $100,000, and (ii) immediately before giving effect to the issuance of such Letter of Credit, does not exceed (or would not exceed) the Letter of Credit Availability then in effect; (b)be stated to expire on a date (its "Stated Expiry Date") that is no later than the earlier of one year from its date of issuance (or two years from its date of issuance as long as the Total Undrawn Amount of all such Letters of Credit does not at any time exceed $25,000,000) or the Commitment Termination Date , provided that any Letter of Credit may contain a provision pursuant to which it is deemed to be extended on an annual basis unless notice of termination is given by the Issuer, and, provided, further, that no Letter of Credit shall be so extendible beyond the Commitment Termination Date; and (c) on or prior to its Stated Expiry Date
  (i) terminate immediately upon notice to the Issuer thereof from the beneficiary thereunder that all obligations covered thereby have been terminated, paid or otherwise satisfied in full, (ii) reduce in part immediately and to the extent the beneficiary thereunder has notified the Issuer thereof that the obligations covered thereby have been paid or otherwise satisfied in part, or (iii) terminate thirty (30) days after notice to the beneficiary thereunder from the Issuer thereof that an Event of Default has occurred and is continuing.

  By delivery to the Issuer and the Administrative Agent of an Issuance Request not less than two (2) Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrower may request the Issuer to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of one year from its date of extension or the Commitment Termination Date.

  SECTION 5.2. Issuances and Extensions. Subject to the terms and conditions of this Agreement (including Article VII), the Issuer shall issue Letters of Credit and extend the Stated Expiry Dates of outstanding Letters of Credit for additional periods of the shorter of (a) one year, or (b) the Commitment Termination Date, in accordance with the Issuance Requests made therefor. If any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuer, the Issuer (i) shall not be required to give such notice of termination unless the Borrower has timely requested such termination, and (ii) may timely give such notice of termination unless the Issuer has theretofore timely received an Issuance Request and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension. The Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will promptly provide each of the Lenders with a copy of such Letter of Credit) and will notify the beneficiary under any Letter of Credit issued by it of any extension of the Stated Expiry Date thereof.

  SECTION 5.3. Fees and Expenses. The Borrower agrees to pay to the Administrative Agent:
  (a) for the account of the Issuer, with respect to each Letter of Credit, a fronting fee of 0.125% per annum (calculated from and including the date of issuance (or date of renewal or extension, if any) thereof to the Stated Expiry Date thereof) on the Total Undrawn Amount from time to time of such Letter of Credit; and
  (b) for the account of the Lenders ratably in accordance with their respective Percentages, an issuing fee equal to the Eurodollar Rate Margin in effect from time to time from the date of issuance, or (as the case may be) the date of renewal or extension (calculated from and including the date of issuance (or date of renewal or extension, if any) thereof to the Stated Expiry Date thereof) on the Total Undrawn Amount from time to time of each Letter of Credit; payable in each case (i) quarterly in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date occurring after the date of issuance of such Letter of Credit, and (ii) on the Stated Expiry Date of such Letter of Credit. The
  Borrower further agrees to pay to the Administrative Agent for the account of the Issuer administrative expenses of the Issuer in connection with the issuance, maintenance, modification (if any) and administration of each applicable
  Letter of Credit upon demand by the Issuer from time to time and in accordance with the Issuer's applicable fee schedules from time to time in effect.

  SECTION 5.4. Other Lenders' Participations. Each Letter of Credit pursuant to Section 5.2 shall, effective upon its issuance and without further action, be issued on behalf of all Lenders (including the Issuer) pro rata according to their respective Percentages. Each Lender shall, to the extent of its Percentage, be deemed to have irrevocably participated in the issuance of such Letter of Credit and shall be responsible to reimburse promptly the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower or any of its Subsidiaries in accordance with Section 5.5, or which have been reimbursed by the Borrower or any of its Subsidiaries but must be returned, restored or disgorged by the Issuer for any reason, and each Lender shall, to the extent of its Percentage, be entitled to receive from the Issuer a ratable portion of the letter of credit fees received by the Issuer pursuant to clause (b) of Section 5.3, with respect to each Letter of Credit. In the event that the Borrower or any of its Subsidiaries shall fail to reimburse the Issuer, or if for any reason Revolving Loans shall not be made to fund any Reimbursement Obligation, all as provided in
  Section 5.5 in an amount equal to the amount of any drawing honored by the Issuer under a Letter of Credit issued by it, or in the event the Issuer must for any reason return or disgorge such reimbursement, the Issuer shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Issuer, whether or not any Default or Event of Default shall have occurred and be continuing, an amount equal to its respective participation in immediately available funds at the office of the Issuer specified in such notice not later than 11:00 a.m. (Boston time) on the Business Day after the date notified by the Issuer. In the event that any Lender fails to make available to such Issuer the amount of such Lender's participation in such Letter of Credit as provided herein, the Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the daily average Federal Funds Rate. Nothing in this Section
  5.4 shall be deemed to prejudice the right of any Lender to recover from the Issuer any amounts made available by such Lender to the Issuer pursuant to this Section 5.4 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuer in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of the Issuer. The Issuer shall distribute to each other Lender which has paid all amounts payable by it under this
  Section 5.4 with respect to any Letter of Credit issued by the Issuer such other Lender's Percentage of all payments received by the Issuer from the Borrower or any of its Subsidiaries in reimbursement of drawings honored by the Issuer under such Letter of Credit when such payments are received.

  SECTION 5.5. Disbursements. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by it, together with notice of the date (the "Disbursement Date") such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., Boston time, on the Disbursement Date, the Borrower will, or will cause the Subsidiary for whose account the Letter of Credit was issued to, reimburse the Issuer for all amounts which the Issuer has disbursed under such Letter of Credit issued by it. To the extent the Issuer is not reimbursed in full in accordance with the third sentence of this Section 5.5, the Reimbursement Obligations in respect of a Letter of Credit shall accrue interest at a fluctuating rate determined by reference to the Alternate Base Rate, plus the Alternate Base Rate Margin, payable on demand. In the event the Issuer is not reimbursed by the Borrower or any of its Subsidiaries on the Disbursement Date, or if the Issuer must for any reason return or disgorge such reimbursement, the Lenders (including the Issuer) shall fund the Reimbursement Obligations therefor by making Revolving Loans which are Base Rate Tranches as provided in
  Section 3.1 (the Borrower being deemed to have given a timely Loan Request therefor for such amount); provided, however, that for the purpose of determining the availability of the Commitments immediately prior to giving effect to the application of the proceeds of such Revolving Loans, such Reimbursement Obligations shall be deemed not to be outstanding at such time.

  SECTION 5.6.  Reimbursement.  The Borrower's Obligations under
  Section 5.5, and the obligations of any Subsidiary of the Borrower for the account of which any Letters of Credit shall have been issued, to reimburse the Issuer with respect to each Disbursement (including interest thereon) in respect of Letters of Credit (the "Reimbursement Obligations"), and each Lender's obligations to make participation payments in each drawing under Letters of Credit which have not been reimbursed by the Borrower or any of its Subsidiaries, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any of its Subsidiaries may have or have had against the Issuer, any Lender or any beneficiary of any Letter of Credit, including any defense based upon the occurrence of any Default or Event of Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion in respect of Letters of Credit, such Disbursement is determined to be appropriate), or any nonapplication or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity or enforceability of such Letter of Credit; and provided, however, that nothing herein shall adversely affect the right of the Borrower to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

  SECTION 5.7. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the direction of the Required Lenders, and without demand upon or notice to the Borrower or any of its Subsidiaries, be deemed to have been paid or disbursed by the Issuer thereof under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by the Administrative Agent to the Borrower of its Obligations under this Section 5.7, the Borrower shall be immediately obligated to reimburse the Administrative Agent, on behalf of the Issuer and the Lenders, the amount deemed to have been so paid or disbursed by the Issuer. Any amounts so received by the Issuer from the Borrower pursuant to this
  Section 5.7 shall be held as collateral security for the repayment of the Borrower's Obligations, including Obligations under the Guaranty, in connection with the Letters of Credit issued by the Issuer. At any time when such Letters of Credit shall terminate and all obligations of the Issuer are either terminated or paid or reimbursed to the Issuer in full, the Obligations of the Borrower under this Section 5.7 shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from the Issuer), and the Issuer will, if no other monetary Obligations are then owed to the Issuer or the Lenders hereunder, return to the Borrower the excess, if any, of (a) the aggregate amount deposited by the Borrower with the Issuer and not theretofore applied by the Issuer to any Reimbursement Obligations owed to the Issuer, over (b) the aggregate amount of all Reimbursement Obligations owed to the Issuer pursuant to this Section, as so adjusted. If any other monetary Obligations shall be owed by the Borrower or any of its Subsidiaries to the Issuer or any Lender hereunder, then the Issuer shall turn over such excess amount to the Administrative Agent for application to such Obligations until the same shall be paid in full. At such time when all Events of Default shall have been cured or waived and all of the Borrower's monetary Obligations hereunder shall have been paid in full, the Issuer or the Administrative Agent, as the case may be, shall return to the Borrower all amounts then on deposit with the Issuer pursuant to this Section 5.7. All amounts on deposit pursuant to this Section shall, until their application to any Reimbursement Obligations or their return to the Borrower, as the case may be, bear interest at the daily average Federal Funds Rate from time to time in effect (net of the costs of any reserve requirements, in respect of amounts on deposit pursuant to this Section, pursuant to F.R.S. Board Regulation D), which interest shall be held by the Issuer or the Administrative Agent, as the case may be, as additional collateral security for the repayment of the Borrower's Obligations in connection with the Letters of Credit issued by the Issuer and the Borrower's other monetary Obligations hereunder or under any Loan Document.

  SECTION 5.8.  Nature of Reimbursement Obligations.  The

  Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither the Issuer nor any Lender (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:
  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
  (c) the failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;
  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or
  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof.

  None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith shall be binding upon the Borrower and its Subsidiaries and shall not put the Issuer under any resulting liability to the Borrower or any of its Subsidiaries.

  SECTION 5.9. Indemnity. In addition to amounts payable as elsewhere provided in this Article V or in Article VI, the Borrower hereby agrees to protect, indemnify, pay and save the Issuer and each Lender participating in any Letter of Credit harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Issuer or such Lender participating in such Letter of Credit may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of any Letter of Credit, whether for the account of the Borrower or any of its Subsidiaries, other than as a result of the gross negligence or willful misconduct of the Issuer or such Lender participating in such Letter of Credit as determined by a court of competent jurisdiction, or (b) the failure of the Issuer or such Lender participating in such Letter of Credit to honor a drawing under any Letter of Credit issued by it as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority.

                             ARTICLE VI

                              GUARANTY

  SECTION 6.1. Guaranty of Payment. The Borrower (in its capacity as the guarantor under this Article VI, the "Guarantor") hereby absolutely, unconditionally and irrevocably guaranties to the Issuer, the Agents and the Lenders the full and punctual payment when due, whether at stated maturity, by scheduled repayment, required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 362(a)), of each of the Subsidiary Reimbursement Obligations, in accordance with its terms, whether such Subsidiary Reimbursement Obligations are outstanding on the date of this Agreement or arise or are incurred at any time or times thereafter. The Guaranty hereby made constitutes a guaranty of payment of each Subsidiary Reimbursement Obligation when due and not of collection, and the Guarantor agrees that it shall not be necessary or required that the Issuer, any Lender or any holder of any Note exercise any rights, assert any claim or demand or enforce any remedy whatsoever against any of the Subsidiaries of the Borrower before or as a condition to the Obligations of the Guarantor hereunder. The liabilities and Obligations of the Guarantor to the Issuer, the Agents and the Lenders under its Guaranty shall be unlimited.

  SECTION 6.2. Guaranty Absolute. The Obligations of the Guarantor under Section 6.1 are and shall be construed as continuing, absolute, irrevocable and unconditional guaranties of payment of each Subsidiary Reimbursement Obligation, and shall remain in full force and effect, until all of the Subsidiary Reimbursement Obligations shall have been paid in full. The Guarantor guarantees that each of the Subsidiary Reimbursement Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Issuer or any of the Lenders or the Agents with respect thereto.

  SECTION 6.3. Reinstatement, etc. The Guarantor agrees that the Guaranty hereby made shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Subsidiary Reimbursement Obligations is rescinded or must otherwise be restored by the Issuer, any of the Lenders or the Agents upon the insolvency, bankruptcy or reorganization of any of the Subsidiaries of the Borrower or otherwise, all as though such payment had not been made.

  SECTION 6.4. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Subsidiary Reimbursement Obligations or its Guaranty and any requirement that the Issuer, any of the Lenders or the Agents protect, secure, perfect or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Subsidiary of the Borrower or any other Person or entity or any collateral. The Guarantor irrevocably waives all suretyship or other defenses which may be or become available to the Guarantor.

                            ARTICLE VII

                  CONDITIONS TO CREDIT EXTENSIONS

  SECTION 7.1. Conditions to Making First Credit Extensions. The obligations of each Lender or the Issuer to make its first Credit Extensions hereunder on the First Credit Extension Date are subject to the fulfillment of the following conditions precedent prior to or simultaneously with the making of the first Credit Extensions on the First Credit Extension Date.

  SECTION 7.1.1. Execution and Delivery of this Agreement and Notes. The Administrative Agent shall have received (a) counterparts of this Agreement duly executed and delivered by the Borrower, the Agents and the Lenders, and (b) for the account of each Lender, such Lender's Note, dated as of the Effective Date, duly executed and delivered by the Borrower and containing appropriate insertions and conforming to the requirements of Section 3.2. Each Lender's Note shall have been so executed and delivered to each Lender on the Effective Date.

  SECTION 7.1.2.  Loan Documents.
  (a) Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect.
  (b) Each of the Subsidiaries of the Borrower to which any Indebtedness for Borrowed Money of the Borrower is owing on the First Credit Extension Date shall have duly and properly authorized, executed and delivered to the Administrative Agent an Intercompany Subordination Agreement.
  (c) The Administrative Agent shall have received counterparts of each Loan Document (other than the Notes) in sufficient number for distribution to each Lender. Each Loan Document shall, where applicable, be substantially in the form of an Exhibit attached hereto, and all other Loan Documents shall be in form and substance reasonably satisfactory to the Required Lenders and the Administrative Agent. All exhibits, schedules or other attachments to any of the Loan Documents shall be in form and substance reasonably satisfactory to the Required Lenders and the Administrative Agent.

  SECTION 7.1.3. First Credit Extension Date Certificate. The Administrative Agent shall have received a duly executed and completed First Credit Extension Date Certificate, dated as of the First Credit Extension Date, in or substantially in the form of Exhibit G attached hereto, duly executed by an Authorized Officer of the Borrower.

  SECTION 7.1.4. Resolutions, etc. The Administrative Agent shall have received: (a) from the Borrower, a certificate, dated as of the First Credit Extension Date, of its Secretary or any Assistant Secretary as to (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of, in each case, to the extent that the Borrower is a party thereto, this Agreement and each of the other Loan Documents;
  (ii) the incumbency and signatures of the officers of the Borrower (the "Authorized Officers") authorized to act with respect to (in each case, to the extent the Borrower is a party thereto) this Agreement and each of the other Loan Documents (upon which certificate the Agents and the Lenders may conclusively rely until the Administrative Agent shall have received a further certificate of the Borrower canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Administrative Agent); and (iii) each of the Governing Documents of the Borrower; and
  (b) such other documents (certified as of the First Credit Extension Date) as the Administrative Agent may reasonably request with respect to any matter relevant to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Each of such documents shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

  SECTION 7.1.5. Certificates of Good Standing. The Administrative Agent shall have received a certificate signed by the Secretary of State of the State of New Jersey, dated a date reasonably near (but prior to) the First Credit Extension Date, stating that the Borrower is a corporation duly organized, validly existing and in good standing under the laws of such State.

  SECTION 7.1.6. Opinions of Counsel. The Administrative Agent shall have received legal opinions, dated the First Credit Extension Date (a) addressed to each of the Agents and Lenders, from Robert W. Olson, the Borrower's Senior Vice President, General Counsel and Secretary, in or substantially in the form of Exhibit H attached hereto, and otherwise in form and substance reasonably satisfactory to the Administrative Agent, and (b) addressed to each of the Lenders, from Bingham, Dana & Gould LLP, special counsel to the Administrative Agent, in or substantially in the form of
  Exhibit I attached hereto.

  SECTION 7.1.7. Financial Statements, etc. The Borrower shall have furnished to each of the Agents and the Lenders the Historical Financials and a written statement identifying all Material Subsidiaries of the Borrower as of September 30, 1996.

  SECTION 7.1.8. Fees and Expenses. The Administrative Agent shall have received from the Borrower payment in full of all of the Fees required to be paid on or prior to the First Credit Extension Date in accordance with Section 3.5, and the Administrative Agent shall have received from the Borrower payment in full of all of its reasonable out-of-pocket costs and expenses (including reasonable counsel fees and disbursements) payable in accordance with Section 13.3 for which invoices have been submitted on or prior to the First Credit Extension Date.

  SECTION 7.2. All Credit Extensions. The obligations of the Issuer and each Lender to make each Credit Extension hereunder (including its first Credit Extension to be made on the First Credit Extension Date) shall also be subject to the satisfaction of each of the following conditions precedent set forth in this Section 7.2:

  SECTION 7.2.1.  Compliance with Warranties; No Default; etc.
  The representations and warranties set forth in Article VIII and in the other Loan Documents shall have been true and correct in all material respects as of the date made; and, both immediately before and immediately after giving effect to such Credit Extension, (a)such representations and warranties shall be true and correct in all material respects with the same effect as if then made (except for any such representation or warranty that relates solely to a prior date); and (b) no Default shall have occurred and then be continuing.

  SECTION 7.2.2. Credit Request. The Administrative Agent shall have received a Loan Request or Issuance Request, as the case may be, for such Credit Extension. The delivery of such Credit Request shall constitute a representation and warranty by the Borrower that on and as of the requested date of such Credit Extension, and before and after giving effect to such Credit Extension, all representations and warranties required by
  Section 7.2.1 are true and correct.

  SECTION 7.2.3. Legality of Transactions. It shall not be unlawful (a) for the Issuer or any Agent or Lender to perform any of its obligations under any of the Loan Documents, or (b) for the Borrower to perform any of its obligations under any of the Loan Documents.

  SECTION 7.2.4. Satisfactory Legal Form, etc. All documents executed and delivered or submitted pursuant hereto by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its special counsel; the Administrative Agent and its special counsel shall have received all such information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its special counsel or any Lender may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to special counsel to the Administrative Agent.

                            ARTICLE VIII

                          WARRANTIES, ETC.

  In order to induce the Agents and the Lenders to enter into this Agreement and in order to induce the Lenders to make Revolving Loans and other Credit Extensions hereunder, the Borrower represents and warrants to each Agent and Lender as set forth in this Article VIII as follows:

  SECTION 8.1. Organization, etc. Each of the Borrower and its Material Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify has had or will, in the reasonable judgment of the Borrower, be likely to have a Materially Adverse Effect, and has full power and authority to own or hold under lease its material Property and to conduct its business substantially as currently conducted by it and as proposed to be conducted by it, and, in the case of the Borrower, to execute, deliver and perform the Loan Documents to be executed by it.

  SECTION 8.2. Power, Authority. The Borrower has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents executed or to be executed by it. The execution, delivery and performance of each of the Loan Documents to which the Borrower is or is to become a party do not and will not (except for Approvals which will have been already given or obtained) require any Approval, will not conflict with, result in any violation of, or constitute any default under, (a) any provision of any Governing Document of the Borrower, (b) any Contractual Obligation of the Borrower, or (c) any Applicable Law, and do not and will not result in or require the creation or imposition of any Lien on any of the material Property of the Borrower pursuant to the provisions of any agreement or other Instrument binding upon or applicable to the Borrower or any of its Property.

  SECTION 8.3. Validity, etc. This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms. Each of the other Loan Documents to which the Borrower is or is to become a party does or will constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The enforceability of this Agreement and the other Loan Documents against the Borrower shall be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general equitable principles.

  SECTION 8.4. Financial Information. All balance sheets, all statements of income and of cash flows, and all other financial statements which have been furnished by the Borrower to any of the Agents or the Lenders for the purposes of or in connection with this Agreement, including: (a) the audited consolidated balance sheet at December 31, 1995 and the related audited consolidated statements of income, of shareholders' equity and of cash flows, for the fiscal year then ended, of the Borrower and its Subsidiaries, certified by the Independent Public Accountant; (b) the unaudited consolidated balance sheet at September 30, 1996 and the related unaudited consolidated statements of income and of cash flows, for the nine-month period then ended of the Borrower and its Subsidiaries; (c) the unaudited consolidated balance sheet at December 31, 1995 and the related unaudited consolidated statements of income for the fiscal year then ended of each of (i) CBI and its Subsidiaries, and (ii) GWF and its Subsidiaries; and (d) the unaudited consolidated balance sheet at September 30, 1996 and the related unaudited consolidated statements of income for the nine-month period then ended of each of (i) CBI and its Subsidiaries, and (ii) GWF and its Subsidiaries (the financial statements referred to in clauses (a), (b), (c) and (d) being herein referred to, collectively, as the "Historical Financials"); have (except in the case of financial statements presenting only the financial condition and results of operation of the Borrower on a non-consolidated basis and except in the case of forecasts) been prepared in accordance with GAAP consistently applied throughout the periods involved (except that the financial statements referred to in clauses (c) and (d) do not include footnotes) and present fairly (subject to normal recurring adjustments in the case of the financial statements referred to in clauses (b) and (d)) the consolidated financial condition of the corporations and other Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. There are no contractual restrictions on the making of Restricted Payments by Subsidiaries of the Borrower to the Borrower or to any other Subsidiaries of the Borrower which materially impair or which will be reasonably likely to materially impair the ability of the Borrower to perform any of its payment Obligations under this Agreement or the Notes.

  The Borrower and its Material Subsidiaries, taken as a whole,
  (A) own Property which has a "present fair saleable value" that is greater on a going concern basis than their probable liabilities as they become due, (B) do not have unreasonably small capital and are not engaged in any business for which they have unreasonably small capital, and (c) have not incurred Indebtedness beyond their ability to pay such Indebtedness as such Indebtedness becomes due.

  SECTION 8.5. Certain Indebtedness for Borrowed Money; Absence of Defaults. The Indebtedness for Borrowed Money of the Borrower in existence on the Effective Date is identified in
  Section 8.5 of the Disclosure Schedule. The Indebtedness for Borrowed Money of each Material Subsidiary in an aggregate principal amount exceeding $1,000,000 on or as of the Effective Date is also identified in Section 8.5 of the Disclosure Schedule. With respect to each item of Indebtedness for Borrowed Money of the Borrower in an aggregate principal amount exceeding $10,000,000 identified in
  Section 8.5 of the Disclosure Schedule, the Borrower delivered to the Administrative Agent a true and complete copy of each Instrument, as amended and in effect on the Effective Date, evidencing such Indebtedness for Borrowed Money. No Default of the kind described in Section 10.1.5 is continuing. There is no Indebtedness for Borrowed Money of the Borrower to any of its Subsidiaries as at the Effective Date. Both before and after giving effect to any Borrowing, all of the outstanding Obligations will constitute "Senior Debt" or "Senior Indebtedness" for all purposes of each Instrument governing or evidencing Subordinated Indebtedness.

  SECTION 8.6. Litigation, etc. Except as to matters identified in Section 8.6 of the Disclosure Schedule, there is no pending or, to the best knowledge of the Borrower, threatened litigation, arbitration or governmental investigation or proceeding against the Borrower or any of its Subsidiaries or to which any of the material Property of any thereof is subject which (a) either has had or will be reasonably likely to have a Materially Adverse Effect; or (b) relates to this Agreement or any of the other Loan Documents.

  SECTION 8.7. Regulations G, U and X. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Revolving Loans or other Credit Extensions will be used for the purpose of directly or indirectly purchasing or carrying margin stock. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this
  Section 8.7  with such meanings.

  SECTION 8.8. Government Regulation. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a

  "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

  SECTION 8.9. Taxes. Each of the Borrower and its Material Subsidiaries has filed all material tax returns and material reports required by Applicable Law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books. No tax Liens (other than tax Liens that constitute Permitted Liens under paragraph (b) of the definition thereof) have been filed with respect to the Borrower or any of its Material Subsidiaries and, to the best knowledge of the Borrower, no claims are being asserted with respect to any such taxes or charges (and no basis exists for any such claims), which Liens and claims, individually or in the aggregate, have had or will be reasonably likely to have a Materially Adverse Effect.

  SECTION 8.10. Compliance with ERISA. Each of the Borrower and its Material Subsidiaries is in substantial compliance with all material provisions of ERISA, except to the extent that any failure so to be in compliance with any provisions of ERISA has not had and will not be reasonably likely to have a Materially Adverse Effect.

  SECTION 8.11.  Ownership of Properties; Liens.
  (a) Each of the Borrower and its Material Subsidiaries has valid fee or leasehold interests in all of its material real Property and good and marketable title to all of its material personal Property, and none of such Property is or will be subject to any Liens, except such Liens as are permitted by
  Section 9.2.2. Section 8.11 of the Disclosure Schedule identifies the material Liens that are in existence upon material Property of the Borrower on the Effective Date and that secure Indebtedness for Borrowed Money of the Borrower.
  (b) Each of the Material Subsidiaries as of the Effective Date is, based on the reasonable good faith determination of the Borrower, identified in Section 8.11 of the Disclosure Schedule. As of the Effective Date, based on the reasonable good faith determination of the Borrower, each of the Minimum Business Conditions has been satisfied with respect to the Borrower and such Material Subsidiaries.

  SECTION 8.12.  Environmental Matters.  Except as identified in
  Section 8.12 of the Disclosure Schedule: (a) all Property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries has been, and continues to be, owned or leased by such Person in substantial compliance with all Environmental Laws, except to the extent that any failure so to be in compliance with Environmental Laws has not had and will not be reasonably likely to have a Materially Adverse Effect; (b) there have been no Releases of Hazardous Materials at, on or under Property owned or leased by the Borrower or any of its Subsidiaries, the costs to address which, individually or in the aggregate, have had or will be reasonably likely to have a Materially Adverse Effect; (c) each of the Borrower and its Subsidiaries has been issued and is in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and required under Environmental Laws for its businesses, except to the extent that any failure so to be in compliance has not had and will not be reasonably likely to have a Materially Adverse Effect; and (d) no conditions exist at, on or under any Property owned or leased by the Borrower or any of its Subsidiaries which have given rise to liability under any Environmental Laws, which liability has had or is reasonably likely to have a Materially Adverse Effect.

  SECTION 8.13. Compliance with Applicable Laws. Each of the Borrower and its Material Subsidiaries is in substantial compliance with all Applicable Laws, except to the extent that any failure so to be in compliance has not had and will not be reasonably likely to have a Materially Adverse Effect.

  SECTION 8.14. Ownership of CBI, etc. The Borrower owns and controls, both legally and beneficially, and whether directly or indirectly, with full power to vote, one hundred percent (100%) of the issued and outstanding shares of every class of CBI. None of the rights, title or interests of the Borrower or of any of its Subsidiaries in and to such shares of Capital Stock of CBI are subject to or otherwise encumbered by any Liens.

  SECTION 8.15. Change of Control Triggering Events. No Change of Control Triggering Event has occurred at any time after January 1, 1996.

                             ARTICLE IX

                             COVENANTS

  SECTION 9.1. Certain Affirmative Covenants. The Borrower agrees with the Agents and the Lenders and warrants that, from and after the Effective Date and until all of the Commitments have terminated, all of the Letters of Credit have been fully drawn, terminated or expired, and all of the Obligations in respect of principal, interest, fees and Reimbursement Obligations have been paid in full, except as otherwise expressly consented to, in each instance, by the Required Lenders in writing, the Borrower will, and will, if and to the extent required by any of Sections 9.1.1 through 9.1.7, cause each of its Subsidiaries to:

  SECTION 9.1.1. Financial Information, etc. Furnish to each Agent and to each Lender copies of the following financial statements, reports and information: (a) promptly when available and in any event within 120 days after the close of each fiscal year of the Borrower,(I) a consolidated balance sheet as at the close of such fiscal year, and related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, of the Borrower and its Subsidiaries (with comparable information as at the close of and for the prior fiscal year), such statements for such fiscal year to be audited and accompanied by an audit report issued without Impermissible Qualification by the Independent Public Accountant, (ii) an unaudited consolidated balance sheet as at the close of such fiscal year, and related unaudited consolidated statements of income for such fiscal year, of each of (A) CBI and its Subsidiaries, and (b) GWF and its Subsidiaries (with comparable information, in each case, as at the close of and for the prior fiscal year), certified as to fairness of presentation by the principal accounting or financial officer of CBI with respect to the CBI financial statements and of GWF with respect to the GWF financial statements, (iii) a Compliance Certificate calculated as at the close of such fiscal year and setting forth or (as the case may be) identifying (A) in reasonable detail the calculations made to determine compliance with Section 9.2.3, and the information necessary for the Administrative Agent to determine compliance with Sections 9.2.1, 9.2.2 and 9.2.4 through 9.2.8, (B) the Indebtedness for Borrowed Money of the Borrower as of the close of such fiscal year, (c) the Indebtedness for Borrowed Money of each Material Subsidiary in an aggregate principal amount that exceeds $1,000,000 as of the close of such fiscal year, (D) each Material Subsidiary of the Borrower as of the close of such fiscal year, (E) the statement that, as of the close of such fiscal year, each of the Minimum Business Conditions has been satisfied with respect to the Borrower and the Material Subsidiaries, and (F) the statement that there are, except as disclosed in such Compliance Certificate, no other Material Subsidiaries as of the close of such fiscal year; and (iv) a written statement of the Independent Public Accountant stating that in making the examination necessary to issue its opinion on the financial statements delivered pursuant to clause (I), they obtained no knowledge of any default by the Borrower or any of its Material Subsidiaries in the performance or observance of any of the covenants contained in Article IX, or, if the Independent Public Accountant shall have obtained knowledge of any such default, specifying all such defaults and the nature and status thereof; (b)promptly when available and in any event within ninety (90) days after the close of each of the first three fiscal quarters of each fiscal year of the Borrower, (i) a consolidated balance sheet as at the close of each such fiscal quarter, a related consolidated statement of income for such fiscal quarter and for the portion of the fiscal year then ended, and a related consolidated statement of cash flows for the portion of the fiscal year then ended, of the Borrower and its Subsidiaries (with comparable information as at the close of and for the corresponding fiscal quarter of the prior fiscal year and for the corresponding portion of such prior fiscal year), certified as to fairness of presentation by the principal accounting or financial Authorized Officer of the Borrower, (ii) an unaudited consolidated balance sheet as at the close of each such fiscal quarter, and related unaudited consolidated statements of income for the portion of the fiscal year then ended, of each of (A) CBI and its Subsidiaries, and (B) GWF and its Subsidiaries (with comparable information, in each case, as at the close of and for the corresponding portion of such prior fiscal year), certified as to fairness of presentation by the principal accounting or financial officer of CBI with respect to the CBI financial statements and of GWF with respect to the GWF financial statements, and (iii) a Compliance Certificate calculated as at the close of such fiscal quarter and setting forth in reasonable detail the calculations made to determine compliance with Section 9.2.3 and setting forth the information necessary for the Administrative Agent to determine compliance with Sections 9.2.1, 9.2.2 and 9.2.4 through 9.2.8; (c) promptly upon any filing thereof by the Borrower or any of its Material Subsidiaries with the SEC, any annual or quarterly reports or registration statements relating to the public offering of Securities of the Borrower or of any of its Material Subsidiaries which the Borrower or any of its Material Subsidiaries may file with the SEC; and (d) promptly, such additional financial and other information with respect to the Borrower or any of its Material Subsidiaries as any Lender (through the Administrative Agent) may from time to time reasonably request.

  SECTION 9.1.2. Maintenance of Corporate Existence, etc. In the case of the Borrower and its Material Subsidiaries, maintain and preserve its corporate existence, rights and franchises, and take all reasonable steps to maintain its identity as a separate legal entity, except (in each case) as and to the extent otherwise permitted by Section 9.2.5.

  SECTION 9.1.3. Foreign Qualification. In the case of the Borrower and its Material Subsidiaries, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure so to qualify will have or will, in the reasonable judgment of the Borrower, be likely to have a Materially Adverse Effect.

  SECTION 9.1.4. Payment of Taxes, etc. In the case of the Borrower and its Material Subsidiaries, pay and discharge, as the same become due and payable, all material federal, state and local taxes, assessments and other governmental charges or levies against or on any of its income, profits or Property, as well as all claims of any kind, including all claims for labor, materials and supplies, which, if unpaid, might become a Lien upon any of its Property, and pay before they become delinquent all other material obligations and liabilities; provided, however, that the foregoing shall not require the Borrower or any of its Material Subsidiaries to pay or discharge any such tax, assessment, charge, levy, claim, obligation or liability (a) which is not yet due and payable, or (b) so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto. Nothing in this Section 9.1.4 shall impair the absolute and unconditional obligations of the Borrower to pay all of the Obligations as and when the same shall become due and payable.

  SECTION 9.1.5. Notice of Default, etc. Upon obtaining knowledge thereof, give written notice to the Administrative Agent (accompanied by a reasonably detailed explanation with respect thereto) promptly, and in any event within five (5) Business Days after obtaining knowledge of any event described in any of clauses (a), (b) or (c) below, or within thirty (30) days after obtaining knowledge of any event described in clause (d) below, of: (a) the occurrence of any Defaults or of any Events of Default under this Agreement; (b) the occurrence of any Change of Control Triggering Event; (c) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Administrative Agent which has been instituted against the Borrower or any of its Material Subsidiaries or to which any of their respective material Property is subject which (i) has had or will be reasonably likely to have a Materially Adverse Effect, or (ii) relates to this Agreement or any other Loan Document; and (d) any development in the business, operations, Property, financial condition or prospects of the Borrower or any of its Material Subsidiaries which has had or will, in the reasonable judgment of the Borrower, be likely to have a Materially

  Adverse Effect.

  SECTION 9.1.6. Books and Records. Keep proper books and records reflecting all of its business affairs and transactions and permit any Agent or any Lender, upon reasonable prior notice and at reasonable times and intervals during ordinary business hours, to visit any of its offices and Properties, to discuss financial matters relating to the Borrower or any of its Material Subsidiaries with the executive officers of the Borrower or of any of its Material Subsidiaries who are primarily responsible for its financial affairs, and, for reasonable purposes relating to the financing arrangements governed by this Agreement, and after consultation with the Borrower's Vice President and Treasurer or Chief Financial Officer, to examine any of the books or other corporate records of the Borrower or any of its Material Subsidiaries.

  SECTION 9.1.7. Indebtedness to Subsidiaries; Compliance with Applicable Laws, etc.
  (a) In the case of the Borrower, ensure that, at all times from and after the Effective Date, all Indebtedness for Borrowed Money of the Borrower to each of its Subsidiaries shall at all times be subordinated and junior in right of payment to the prior payment in full of all of the Obligations, all upon the terms of an Intercompany Subordination Agreement executed and delivered to the Administrative Agent by the Borrower and each such Subsidiary.
  (b) In the case of the Borrower, obtain all such Approvals and take all such other action with respect to any Governmental Authority as may be required for the execution, delivery or performance of this Agreement or any of the other Loan Documents and duly perform and comply with all of the terms and conditions of all Approvals so obtained.
  (c) In the case of the Borrower and its Material Subsidiaries, comply in all material respects with all Applicable Laws, including all Environmental Laws and all provisions of ERISA, except to the extent that any failure so to comply does not have and will not be reasonably likely to have a Materially Adverse Effect.

  SECTION 9.2. Certain Negative Covenants. The Borrower agrees with the Agents and the Lenders and warrants that, from and after the Closing Date and until all of the Commitments have terminated, all of the Letters of Credit have been fully drawn, terminated or expired, and all of the Obligations in respect of principal, interest, fees and Reimbursement Obligations have been paid in full, except as otherwise expressly consented to, in each instance, by the Required Lenders in writing, the Borrower will not, and will not cause or permit any of its Subsidiaries to:

  SECTION 9.2.1.  Indebtedness for Borrowed Money.  Incur any

  Indebtedness for Borrowed Money, except:
  (a) Indebtedness for Borrowed Money of the Borrower under any of the Loan Documents or in respect of any of the Revolving
  Loans or any of the other Obligations;
  (b) Permitted Indebtedness of the Borrower or any of its Subsidiaries;
  (c) Indebtedness for Borrowed Money of the Borrower to any of its Subsidiaries; provided, however, that (i) all Indebtedness for Borrowed Money of the Borrower to any Subsidiary of the Borrower shall, at all times from and after the incurrence thereof by the Borrower, be expressly subordinated in right of payment and exercise of remedies to the prior payment in full of all of the Obligations on terms contained in an Intercompany Subordination Agreement which shall have been duly and properly executed and delivered to the Administrative Agent by the Borrower and by such Subsidiary; and (ii) none of such Indebtedness for Borrowed Money of the Borrower to any of its Subsidiaries shall at any time be secured by any Liens on any Property of the Borrower; and
  (d) Indebtedness for Borrowed Money of the Borrower or any of its Subsidiaries, not otherwise permitted by any of the other clauses of this Section 9.2.1, incurred from time to time after the date hereof; provided, however, that (i) none of such Indebtedness for Borrowed Money shall be secured by any Liens on any Property of the Borrower or any of its Subsidiaries other than Liens permitted by Section 9.2.2, (ii) immediately prior to, and immediately after giving effect, to the incurrence of such Indebtedness for Borrowed Money, the aggregate amount of all of the Indebtedness for Borrowed Money of all Subsidiaries of the Borrower (other than Indebtedness for Borrowed Money of any of the Great White Fleet
  Subsidiaries) shall not at any time exceed $375,000,000, and
  (iii) immediately prior, and immediately after giving effect, to the incurrence of such Indebtedness for Borrowed Money, each of the Special Covenant Conditions (other than the conditions and requirements specified by subclause (ii) of this Section
  9.2.1(d)) shall be satisfied.

  SECTION 9.2.2. Liens. Create, incur, assume, or permit or suffer to exist, any Liens upon any of its Property (including Capital Stock of any of its Subsidiaries), whether now owned or hereafter acquired, except:
  (a) Liens in favor of the Administrative Agent securing the payment or performance of any of the Revolving Loans or any of the other Obligations;
  (b)  Permitted Liens;
  (c) Liens on Property of the Borrower, not otherwise permitted by any of the other clauses of this Section 9.2.2, securing the payment of Indebtedness for Borrowed Money of the Borrower in an aggregate principal amount not at any time exceeding $10,000,000;
  (d) Liens on Property of any Subsidiary of the Borrower that is a Great White Fleet Subsidiary; provided, however, that the Indebtedness secured by any such Liens is (i) not Indebtedness or a Contingent Obligation of the Borrower or of any of its Subsidiaries other than Great White Fleet Subsidiaries, and
  (ii) not secured by Liens on Property of the Borrower or of any of its Subsidiaries other than Great White Fleet Subsidiaries; and
  (e) Liens on Property of any of the Subsidiaries of the Borrower, not otherwise permitted by any of the other clauses of this Section 9.2.2; provided, however, that the aggregate amount of all of the Indebtedness of all Subsidiaries of the Borrower secured by all Liens permitted by this clause (e) shall not at any time exceed $250,000,000. Anything herein express or implied to the contrary notwithstanding, the Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur or assume at any time, or permit or suffer to exist at any time, any Liens upon any Capital Stock of CBI or upon any Capital Stock of any Subsidiary of the Borrower that owns or controls (whether legally or beneficially) any Capital Stock of CBI.

  SECTION 9.2.3.  Financial Covenants.
  (a) Leverage Ratio. Permit the Leverage Ratio as at any date to be greater than the ratio of 0.40:1.0.
  (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio for any Reference Period ending on or after the date hereof to be less than 1.75:1.00.
  (c) Consolidated Net Worth. Permit the Consolidated Net Worth of the Borrower and its Subsidiaries as at any date to be less than $650,000,000.

  SECTION 9.2.4. Restricted Payments. Make or extend or enter into any agreement to make any Restricted Payments, except:
  (a) the making by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower of any Restricted Payments of the kind described in clause (b) or (c) of the definition "Restricted Payments";
  (b) the making by the Borrower of any Restricted Payments of the kind described in clause (b), (c) or (d) of the definition "Restricted Payments"; provided, however, that no such Restricted Payments by the Borrower that would otherwise be permitted by this clause (b) shall in any event be permitted unless: (i) in the case of the declaration of cash dividends by the Borrower and the payment of such cash dividends within sixty (60) days after the declaration thereof, at the time of the declaration of such cash dividends, each of the Special Covenant Conditions shall be satisfied, it being expressly understood and agreed that the Borrower shall in any event be permitted to pay cash dividends within sixty (60) days after the declaration thereof if at the time of the declaration of such cash dividends, each of the Special Covenant Conditions (determined after giving pro forma effect to the payment of such cash dividends) shall be satisfied; and (ii) in the case of all other such Restricted Payments by the Borrower, each of the Special Covenant Conditions shall be satisfied both at the time of the making of such Restricted Payments by the Borrower and also after giving effect thereto; and
  (c) Restricted Payments, not otherwise permitted by any of the other clauses of this Section 9.2.4, by the Borrower to any of its Affiliates, in each case only if (i) at the time of the making by the Borrower of any such Restricted Payments, and after giving effect thereto, each of the Special Covenant Conditions shall be satisfied, and (ii) such Restricted Payments shall not otherwise be prohibited by Section 9.2.7. The Borrower shall not, and shall not cause or permit any of its Subsidiaries to, create or permit to exist any contractual restrictions on the making of Restricted Payments by Subsidiaries of the Borrower to the Borrower or to any other Subsidiaries of the Borrower which materially impair or which will be reasonably likely to materially impair the ability of the Borrower to perform any of its payment Obligations under this Agreement or the Notes.

  SECTION 9.2.5. Mergers; Sales of Property. Consolidate or merge with any Person, engage in any Sale of all or any substantial part of its other Property (either in a single transaction or a series of related transactions), sell and thereafter lease back all or any part of its Property, or enter into any agreement to do so, except
  (a)  any Permitted Dispositions;
  (b) any consolidation or merger of the Borrower with any Person; provided, however, that (i) the Borrower shall be the corporation that survives such consolidation or merger, and
  (ii) at the time of the completion of such transaction, and after giving effect to such transaction, each of the Special Covenant Conditions shall be satisfied;
  (c) any consolidation or merger of any Subsidiary of the Borrower (other than a Great White Fleet Subsidiary) with the Borrower or any other Subsidiary of the Borrower (other than a Great White Fleet Subsidiary), or any Sale by any such Subsidiary of the Borrower of all or any substantial part of its Property to the Borrower or to any such other Subsidiary of the Borrower;
  (d) any consolidation or merger of any Great White Fleet Subsidiary of the Borrower with any other Great White Fleet Subsidiary of the Borrower, or any Sale by any such Subsidiary of all or any substantial part of its Property to any such other Subsidiary;
  (e) the Sale by the Borrower or any of its Subsidiaries from time to time after September 30, 1996 of any Property; provided, however, that (i) the aggregate of the applicable Disposition Period EBITDA attributable to all Property disposed of in connection with all of such Sales (determined after taking account of the Disposition Period EBITDA of the Property to be disposed of in connection with such proposed
  Sale) shall not exceed $28,000,000, and (ii) for purposes of this clause (e), there shall be excluded all Sales that are permitted by clause (a), (b), (c), (d) or (f); and
  (f) any Sale and leaseback transaction, or series of related such transactions, involving Property of the Borrower or any of its Subsidiaries relating to Food-Related Businesses (a "Sale and Leaseback Transaction"); provided, however, that if the aggregate Fair Market Value of the Property involved in any Sale and Leaseback Transaction shall be equal to or greater than $10,000,000 then: (i)such Sale and Leaseback Transaction shall be for a term of not more than three (3) years and shall be part of a plan to cease the use of the Property relating thereto by the end of such term; or (ii) Net Disposition Proceeds from such Sale and Leaseback Transaction shall be applied by the Borrower or its Subsidiaries, (A) to repay or otherwise retire Indebtedness for Borrowed Money of the Borrower or any of its Subsidiaries within eighteen (18) months after the receipt of such Net Disposition Proceeds, or
  (B) to Investments in capital assets that are acquired within the period commencing three (3) months prior to and ending eighteen (18) months after the receipt of such Net Disposition Proceeds and that are used in Food-Related Businesses; or
  (iii) the aggregate Fair Market Value of all Property involved in Sale and Leaseback Transactions completed after September 30, 1996 shall not exceed $131,000,000.

  SECTION 9.2.6. Acquisitions. Engage in or enter into any agreement to engage in any Acquisition or any Investment in any Person (other than the Borrower or any of its Subsidiaries), except
  (a)  Permitted Investments;
  (b) any Investment made by the Borrower or any of its Subsidiaries at any time after the Effective Date in any Person that is not, and does not by reason of such Investment become, a Subsidiary of the Borrower; provided, however, that the aggregate outstanding amount of all such Investments (as determined in accordance with the last sentence of the defined term "Investments" and, to the extent not inconsistent with such sentence, in accordance with GAAP) shall not at any time exceed the sum of (i) $50,000,000, plus (ii) the aggregate amount of all interest, income, dividends and other gains on or other similar distributions from such Investments actually paid to the Borrower or any of its Subsidiaries in cash from time to time after September 30, 1996. For purposes of the foregoing calculations, there shall be excluded (A) the aggregate amount of all Permitted Investments made from time to time after September 30, 1996 by the Borrower or any of its Subsidiaries, and (B) the aggregate amount of all interest, income, dividends and other gains on or other similar distributions from the Investments described in subclause (A); and
  (c) any Acquisition by the Borrower or any of its Subsidiaries from time to time after the date hereof; provided, however, that: (i) if the Acquisition involves the acquisition of the Securities or equity interests of a corporation, partnership or other business enterprise, such Person shall become a Subsidiary of the Borrower upon completion of the Acquisition; (ii) the Property, businesses or Persons acquired shall relate in material respects to businesses conducted by the Borrower or any of its Subsidiaries on September 30, 1996; and (iii) at the time any agreement to engage in such Acquisition is entered into, and after giving effect to such Acquisition, each of the Special Covenant Conditions shall be satisfied.

  SECTION 9.2.7. Consolidated Capital Expenditures. Cause or permit the Consolidated Capital Expenditures of the Borrower and its Subsidiaries for any calendar year ending after December 31, 1996 and prior to January 1, 2002, to exceed $75,000,000 per calendar year ("Base Capex Amount"); provided, however, that (a) the Consolidated Capital Expenditures of the Borrower and its Subsidiaries for any such calendar year may exceed the Base Capex Amount for such calendar year (such excess amount for any such calendar year being herein called the "Excess Capex Amount") so long as the aggregate of all Excess Capex Amounts from and after the date hereof shall not exceed $100,000,000, and (b) for the purposes of the foregoing calculations, there shall be excluded the aggregate amount of all capital expenditures made by the Borrower or any of its Subsidiaries (i) with Capital Stock of the Borrower, or (ii) with the net cash proceeds (A) from the issue or Sale of Capital Stock of the Borrower, (B) from Sales and from Sale and Leaseback Transactions that are not Permitted Dispositions but are otherwise permitted under Section 9.2.5, (C) from property and casualty insurance claims, whether the capital expenditures are made before or after the receipt of net cash proceeds from such property and casualty insurance claims, or
  (D) from Indebtedness for Borrowed Money incurred by any of the Great White Fleet Subsidiaries, provided that none of such Indebtedness for Borrowed Money is (1) Indebtedness of the Borrower or of any of its Subsidiaries other than Great White Fleet Subsidiaries, and (2) secured by any Liens on any Property of the Borrower or of any of its Subsidiaries other than Great White Fleet Subsidiaries.

  SECTION 9.2.8. Transactions with Affiliates. Enter into, engage in or perform any Affiliate Transaction, or enter into any agreement to do so, except:
  (a) Restricted Payments by the Borrower to the extent permitted by Section 9.2.4;
  (b) loans or advances to any director, officer or employee of the Borrower or of any of its Subsidiaries made in the ordinary course of business;
  (c) the Acquisition of any Affiliate of the Borrower by the Borrower or any of its Subsidiaries, if and to the extent that such Acquisition is permitted by Section 9.2.6;
  (d) any other Affiliate Transaction with any Affiliate of the Borrower not otherwise permitted by any of the other provisions of this Section 9.2.8; provided, that (i) the terms of such Affiliate Transaction, taken as a whole, are no less favorable to the Borrower or any of its Subsidiaries than would be the case if such Affiliate Transaction had been entered into under comparable circumstances with a Person that is not an Affiliate or a Subsidiary of the Borrower, and (ii)
  (A) with respect to any Affiliate Transaction involving aggregate payments in excess of $10,000,000 but less than $20,000,000, the Borrower shall deliver an Officer's Certificate to the Administrative Agent certifying that such transaction complies with clause (i), and (B) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $20,000,000, such transaction shall be approved by a majority of the Board of Directors of the Borrower including the approval of a majority of the disinterested directors.

  SECTION 9.2.9. Change of Control Triggering Event. Enter into or undertake any transaction, arrangement or agreement (whether a consolidation, merger, issue or Sale of Capital Stock or other Securities, reorganization, voting agreement or otherwise) that will, or that will be reasonably likely to, result in a Default under Section 10.1.9.

                             ARTICLE X

                         EVENTS OF DEFAULT

  SECTION 10.1. Events of Default. The term "Event of Default" shall mean any of the following events set forth in this
  Section 10.1 occurring or existing at any time on or after the date of this Agreement:

  SECTION 10.1.1. Non-Payment of Obligations. The Borrower shall default:
  (a) in the payment or prepayment when due under this Agreement or any Note of any principal of any of the Revolving Loans;
  (b) in the payment or prepayment when due under this Agreement or any Note of any interest on any of the Revolving Loans or other Obligations or any Fees payable under Section 3.5, and such default shall continue unremedied for a period of more than three (3) Business Days; or
  (c) in the payment when due under this Agreement or any of the other Loan Documents of any other sum (other than any sum referred to in clause (a) or (b)), and such default shall continue unremedied for a period of more than five (5) Business Days.

  SECTION 10.1.2.  Non-Performance of Certain Obligations.  The
  Borrower shall default in the due performance or observance of any of its Obligations under any of Section 9.1.5 or Sections
  9.2.1 through 9.2.9, inclusive.

  SECTION 10.1.3.  Non-Performance of Other Obligations.  The

  Borrower shall default in the due performance or observance of any of its Obligations in any of the Loan Documents (other than the Obligations specified in Section 10.1.1 or 10.1.2), and such default shall continue unremedied for more than thirty (30) days after notice thereof shall have been given to the Borrower by the Administrative Agent.

  SECTION 10.1.4. Breach of Warranty. Any representation or warranty of the Borrower under any of the Loan Documents shall be untrue or incorrect in any material respect when made or deemed made.

  SECTION 10.1.5. Default Under Other Instruments. The Borrower or any of its Material Subsidiaries:
  (a) shall fail to make any payments, when due, of any Indebtedness for Borrowed Money of the Borrower or any of its Material Subsidiaries (other than the Obligations), such payments shall exceed $10,000,000 in the aggregate, and such failures shall continue beyond the periods of grace, if any, provided in the Instruments under or by which such Indebtedness for Borrowed Money is governed or evidenced; or
  (b) shall fail to perform or observe the terms of any Instruments governing or evidencing any Indebtedness for Borrowed Money of the Borrower or any of its Material Subsidiaries, and such failures of the kind described in this clause (b) shall permit any one or more holders of such Indebtedness for Borrowed Money to declare immediately due and payable or otherwise to accelerate Indebtedness for Borrowed Money of the Borrower or of any of its Material Subsidiaries in an aggregate amount exceeding $10,000,000; or
  (c) any Lien on any Property of the Borrower or of any of its Material Subsidiaries securing any Indebtedness for Borrowed Money of the Borrower or any of its Material Subsidiaries in an aggregate amount exceeding $10,000,000 shall be foreclosed or otherwise enforced.

  SECTION 10.1.6. Bankruptcy, Insolvency, etc. The Borrower or any Material Subsidiary of the Borrower shall:
  (a) generally fail to pay its debts as they become due, or admit in writing its inability to pay its debts as they become due;
  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for the Borrower or any such Material Subsidiary or any substantial part of the Property of any thereof, or make a general assignment for the benefit of creditors;
  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any such Material Subsidiary or for a substantial part of the Property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;
  (d) permit or suffer to exist the involuntary commencement of, or voluntarily commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency laws, or permit or suffer to exist the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding (except for the voluntary dissolution, not under bankruptcy or insolvency law, of any such Person other than the Borrower or CBI), in each case, by or against the Borrower or any such Material Subsidiary, provided that if not commenced by the Borrower or any such Material Subsidiary, such proceeding shall be consented to or acquiesced in by the Borrower or any such Material Subsidiary, or shall result in the entry of an order for relief or shall remain undismissed for more than sixty
  (60) days;
  (e) with respect to the Borrower or any of its Material Subsidiaries, permit the commencement of any case, proceeding or other action seeking the issuance of a warrant of attachment, execution, distraint or similar process against all or any material part of its Property (except for any such attachment or similar process that would constitute a Permitted Lien); or
  (f) take any corporate action authorizing, or in furtherance of, any of the foregoing.

  SECTION 10.1.7. Judgments. A final judgment which, with all other such outstanding final judgments against the Borrower or any of its Material Subsidiaries, exceeds an aggregate of $10,000,000, shall be rendered against the Borrower or any of its Material Subsidiaries, and, within thirty (30) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged.
  SECTION 10.1.8. Impairment of Loan Document, etc. Any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective, or cease to be the legally valid, binding and enforceable obligation of the Borrower; or the Borrower shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

  SECTION 10.1.9. Change of Control Triggering Event. At any time after the date of this Agreement, any Change of Control
  Triggering Event shall occur.

  SECTION 10.2. Action if Bankruptcy. If any Default or Event of Default described in Section 10.1.6 shall occur, all of the Commitments and all obligations to issue Letters of Credit shall automatically be terminated and the outstanding principal amount of all Revolving Loans and the outstanding amount of all other Obligations shall automatically be and become immediately due and payable, and the Borrower shall automatically become obligated to provide cash collateral to the Administrative Agent in an amount equal to the undrawn amount under all Letters of Credit, all without notice, demand, presentment or other action of any kind.

  SECTION 10.3. Action if Other Event of Default. If any Event of Default (other than an Event of Default described in Section 10.1.6) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall, upon notice or demand, declare (a) all of the Commitments and all obligations to issue Letters of Credit to be terminated, whereupon the Commitments and all such obligations to issue Letters of Credit shall be immediately terminated, and/or (b) all or any portion of the outstanding principal amount of the Revolving Loans or the outstanding amount of any other Obligations to be immediately due and payable, whereupon all of the Commitments and all obligations to issue Letters of Credit shall terminate forthwith and such Revolving Loans and other Obligations shall be and become immediately due and payable, and the Borrower shall automatically become obligated to provide cash collateral to the Administrative Agent in an amount equal to the undrawn amount under all Letters of Credit, in each case under clause (a) or (b), without further notice, demand, presentment or other action of any kind.

                             ARTICLE XI

                             THE AGENTS

  SECTION 11.1. Actions. Each Lender or other holder of any Note hereby authorizes the Administrative Agent to act on behalf of such Lender or holder under this Agreement and the other Loan Documents and, in the absence of other written instructions from the Required Lenders (or, if required by the terms of Section 13.1, from all the Lenders) received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will, subject to the next three sentences of this Section 11.1, comply in good faith except to the extent that it is advised by counsel that such compliance would be contrary to any Applicable Law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify each Agent, promptly upon demand, Ratably at the time such demand is transmitted, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (collectively, "Indemnified Costs") which may at any time be imposed on, incurred by, or asserted against such Agent, in any way relating to or arising out of this Agreement or any of the other Loan Documents (except the Agents' Fee Letter), including the reimbursement of any Agent for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel, amounts paid in settlement and court costs) incurred by such Agent hereunder or in connection herewith or in enforcing the Obligations of the Borrower under this Agreement or any of the other Loan Documents (except the Agents' Fee Letter), in all cases as to which such Agent is not reimbursed by the Borrower; except for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which (a) has resulted by reason of such Agent's gross negligence or willful misconduct, or (b) have been reimbursed by the Borrower pursuant to Section 13.3 or 13.4. No Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless indemnified to its satisfaction by the Lenders against any Indemnified Costs, except for Indemnified Costs resulting directly and primarily by reason of such Agent's gross negligence or willful misconduct. If any indemnity required by this Section
  11.1 in favor of any Agent shall become impaired, such Agent may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. Any Agent may delegate its duties hereunder to any of its Affiliates, agents or attorneys-in-fact selected in good faith by the delegating Agent.

  SECTION 11.2. Exculpation. Notwithstanding any provision to the contrary elsewhere in this Agreement or any of the other Loan Documents, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein, or any trust or fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. None of the Agents or any of their respective directors, officers, employees or agents (collectively, the "Related Parties") shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor shall any Agent or any of the Related Parties be responsible for any recitals or representations or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor shall any Agent or any of the Related Parties be obligated to make any inquiry respecting the performance by the Borrower of any of its Obligations hereunder or thereunder, or to inspect the Properties, books or records of the Borrower. Each of the Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which it believes to be genuine and to have been presented by a proper Person. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, to the extent this Agreement requires a higher percentage, such higher percentage), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Obligations. Each of the Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, to the extent this Agreement requires a higher percentage, such higher percentage) as it deems appropriate.

  SECTION 11.3. Successor. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Borrower and all Lenders, and the Administrative Agent may be removed at any time with reasonable cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders may, upon consultation with the Borrower and, so long as no Default is continuing, with the prior approval of the Borrower (which approval will not be unreasonably withheld or delayed), appoint another Lender which is a commercial banking institution or trust institution having a combined capital and surplus of at least $500,000,000 as a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent, such successor Administrative Agent shall thereupon become the Administrative Agent hereunder and under the other Loan Documents and shall be entitled to receive from the prior Administrative Agent such documents of transfer and assignment as it may reasonably request, and the resigning or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.

  SECTION 11.4. Loan Documents, etc. Each Lender hereby authorizes the Administrative Agent to enter into any other Loan Documents and to take all action contemplated thereby. Each Lender agrees that no Lender shall have any right individually to seek to realize upon any security granted by or guaranty provided by any Loan Document, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders and the Agents upon the terms of the Loan Documents.

  SECTION 11.5. Revolving Loans by Agents. Any Lender which may at any time be acting as an Agent and as a Lender hereunder shall have the same rights and powers with respect to any Revolving Loans or other Credit Extensions made by it and any Notes held by it as any Lender and may exercise the same as if it were not an Agent hereunder, and the term "Lender" and, when appropriate, "holder", shall include any Lender who is then an Agent.

  SECTION 11.6. Credit Decisions. Each Lender acknowledges that it has, independently of any of the Agents or other Lenders, and based on the financial information referred to in
  Section 8.4 and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to make its Commitments and to participate in the Credit Extensions. Each Lender also acknowledges that it will, independently of any of the Agents or other Lenders, and based on such documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, the Notes or the other Loan Documents.

  SECTION 11.7. Notices, etc., to the Administrative Agent. The Administrative Agent will distribute to each Lender each Instrument and copies of all other written communications received by the Administrative Agent from the Borrower in accordance with the terms of this Agreement or any of the other Loan Documents.

                            ARTICLE XII

                ADDITIONAL LENDERS AND PARTICIPANTS

  SECTION 12.1.  Participations by Lenders.

  SECTION 12.1.1. Participations. From and after the date of this Agreement, any Lender may, in the ordinary course of its business and in accordance with Applicable Law, sell to one or more banks or other entities ("Participants") participating interests in any Revolving Loans owing to such Lender, any Notes held by such Lender, any Commitments of such Lender or any other interests of such Lender under this Agreement and under the other Loan Documents (which Sales shall be, as nearly as practicable, and permitting customary rounding of such Sales and resulting retained interests, on a pro rata basis as to all of the Revolving Loans, Notes, Commitments and other interests of such Lender under the Loan Documents); provided, however, that (a) the aggregate principal amount of all Revolving Loans, other Credit Extensions and Commitments being sold pursuant to any such Sale shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, and (b) after giving effect to any such Sale by any Lender to any Person that is not an Affiliate of such Lender, and also after giving effect to all Assignments by such Lender pursuant to Section 12.2.1 and all prior Sales by such Lender of any participating interests pursuant to Section 12.1.1, the aggregate amount of the Commitments hereunder of such Lender and its Affiliates (determined after excluding all participating interests that shall have been sold by such Lender or any of its Affiliates to any Participants that are not Affiliates of such Lender), shall not be less than $10,000,000. In the event of any such

  Sale by any Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of each of its Notes for all purposes under this Agreement and the other Loan Documents, the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and such Lender shall retain the sole right to enforce the Obligations of the Borrower relating to the Revolving Loans and to approve any amendment, modification or waiver of any provision of this Agreement or any of the other Loan Documents. It is understood that nothing in the prior sentence or elsewhere in this Section 12.1.1 shall prohibit a Lender from agreeing with any Participant that such Lender will not, without the consent of such Participant, take any action that would in any event require approval of all of the Lenders under Section 13.1. Each Lender hereby agrees that it will not agree with any Participant that such Lender will not take any action without such Participant's consent unless such action would in any event require approval of all Lenders under Section 13.1.

  SECTION 12.1.2. Participant's Rights of Set-off in Certain Cases. The Borrower agrees that each Participant shall be deemed to have all rights of set-off and bankers' liens provided by Applicable Law in respect of its participating interests in amounts owing under this Agreement, any Notes or any of the other Loan Documents to the same extent as if the amount of its participating interests were owing directly to such Participant as a Lender under this Agreement, any Notes or any of the other Loan Documents, provided that such Participant shall only be entitled to such right of set-off if it shall have agreed, for the benefit of the Lenders and holders of Notes, in the agreement pursuant to which it shall have acquired its participating interests, to purchase from the Lenders and holders of Notes such participations in the Notes held by them as shall be necessary to cause such Participant to share the amount recovered in exercising such right of set-off or bankers' liens pro rata in accordance with the aggregate unpaid principal and interest on the Revolving Loans or other Credit Extensions held by each of them.

  SECTION 12.1.3. Rights of Participants. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 3.7, 4.5, 4.8, 5.3, 13.3 and 13.4 with respect to its participation in the Revolving Loans or other Credit Extensions outstanding from time to time, and all amounts to which any Participant is entitled thereunder shall be paid by the Borrower directly to the Participant; provided, that
  (a) no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, and
  (b) the Borrower shall, notwithstanding the Sale of participating interests to any such Participant, remain at all times entitled to all of its rights under Section 4.11(c) with respect to all of the transferor Lender's rights and obligations under this Agreement and its Notes.

  SECTION 12.2.  Assignments by Lenders.

  SECTION 12.2.1. Assignments. From and after the date of this Agreement, any Lender (any such Lender being referred to herein as an "Assigning Lender") may, in the ordinary course of its business and in accordance with Applicable Law, assign and transfer to any other Lender or to any Affiliate of such Assigning Lender and, with the consent of each of the Administrative Agent and, so long as no Default shall be continuing, the Borrower (such consents not to be unreasonably withheld), to any one or more additional banks or financial institutions ("Purchasing Lender") any part of such Assigning Lender's rights and obligations (including Commitments) under this Agreement, its Notes and the other Loan Documents (which assignments and transfers shall be, as nearly as practicable, and permitting customary rounding of such assignments and transfers and resulting retained interests, on a pro rata basis as to all of the Revolving Loans, other Credit Extensions, Notes and Commitments of such Assigning Lender and as to all of the other rights and obligations of such Assigning Lender). Any such assignment and transfer ("Assignment") shall be made pursuant to an Assignment and Acceptance Agreement, substantially in the form of Exhibit E attached hereto (an "Assignment and Acceptance Agreement"), executed by such Purchasing Lender and such Assigning Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Administrative Agent and, so long as no Default is continuing, the Borrower) and delivered to the Administrative Agent for its acceptance and recording in the Register (as hereinafter defined); provided, however, that (a) the aggregate principal amount of all Revolving Loans, other Credit Extensions and Commitments of the Assigning Lender being assigned pursuant to any such Assignment shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof,
  (b) each such Assignment shall be of a constant, and not a varying, percentage of all of the Assigning Lender's interests in all of its Commitments, Revolving Loans, other Credit Extensions and Notes and all of its other rights and obligations under this Agreement, the Notes and the other Loan Documents, and (c) after giving effect to any such Assignment by an Assigning Lender, and also after giving effect to all Sales by such Assigning Lender of any participating interests to Participants pursuant to Section 12.1.1, the aggregate amount of the Commitments hereunder of such Assigning Lender and its Affiliates (determined after excluding all participating interests that shall have been sold by such Assigning Lender and its Affiliates to any Participants that are not Affiliates of such Assigning Lender) shall not be less than $5,000,000. From and after the effective date specified in each Assignment and Acceptance Agreement, which effective date must be at least five (5) Business Days after the execution and delivery of such Assignment and Acceptance Agreement and (if required) the acceptance of such Assignment and Acceptance Agreement by the Administrative Agent (the "Transfer Effective Date"): (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with respect to the Revolving Loans, other Credit Extensions, Commitments and Notes as set forth therein, and (ii) the Assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement.

  SECTION 12.2.2. Effect of Assignment and Acceptance Agreement. Each Assignment and Acceptance Agreement duly executed and delivered in compliance with the foregoing provisions of Section 12.2.1 shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender hereunder and the resulting adjustment of Percentages.

  SECTION 12.2.3. Delivery of New Notes By Borrower Following Assignments. In the case of any Assignment under Section
  12.2.1 after the Effective Date, within five (5) Business Days after the Transfer Effective Date determined pursuant to the applicable Assignment and Acceptance Agreement and Section 12.2.1, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, against surrender of the Notes of the Assigning Lender to the Administrative Agent, new Notes to the order of the Purchasing Lender in an amount equal to the Commitments assigned to it pursuant to such Assignment and Acceptance Agreement and new Notes to the order of the Assigning Lender in a principal amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the Transfer Effective Date (or such other date as may be agreed to by the Administrative Agent, the Assigning Lender, the Purchasing Lender, and, so long as no Default is continuing, the Borrower) and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the Assigning Lender shall be returned by the Administrative Agent to the Borrower marked "canceled."

  SECTION 12.2.4. Administrative Agent's Maintenance of Register. The Administrative Agent shall maintain at its address a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Commitments of each Lender in effect from time to time, and the principal amount of the Revolving Loans and other Credit Extensions owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as the maker of the Commitments and as the owner of the Revolving Loans and other Credit Extensions recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

  SECTION 12.2.5. Actions of Administrative Agent; Fees. Upon its receipt of an Assignment and Acceptance Agreement executed by an Assigning Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Administrative Agent and, so long as no Default is continuing, the Borrower), together with (in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof) payment by the Purchasing Lender to the Administrative Agent for the account of the Administrative Agent of a registration and processing fee of $2,500, the Administrative Agent shall (a) promptly accept such Assignment and Acceptance Agreement, (b) on the Transfer Effective Date determined pursuant thereto and Section 12.2.1, record the information contained therein in the Register, and (c) give notice of such acceptance and recordation to each of the Lenders and the Borrower.

  SECTION 12.2.6. Assigning Lender, Purchasing Lender and Other Parties; Confirmations and Agreements. By executing and delivering an Assignment and Acceptance Agreement, the Assigning Lender thereunder and the Purchasing Lender thereunder shall confirm to and agree with each other and the other parties hereto as follows: (a) other than as provided in such Assignment and Acceptance Agreement, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any of the other Loan Documents or any other Instrument furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Loan Documents or any other Instrument furnished pursuant hereto; (b) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its Obligations under this Agreement, any of the other Loan Documents or any other Instrument furnished pursuant hereto; (c) such Purchasing Lender confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement; (d) such Purchasing Lender will, independently and without reliance upon any of the Agents, such Assigning Lender or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
  (e) such Purchasing Lender appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement or any of the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; (f) such Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement or any of the other Loan Documents are required to be performed by it as a Lender; and (g) such Purchasing Lender (i) consents in all respects to the provisions of the Loan Documents, (ii) agrees to be bound by the terms of the Loan Documents, and (iii) authorizes the Administrative Agent as Administrative Agent to act on its behalf under the Loan Documents and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

  SECTION 12.3. Disclosure of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee"), to any prospective Transferee that is another Lender or an Affiliate of such Lender, and, so long as no Default shall be continuing, with the prior consent of the Borrower (which consent will not be unreasonably withheld or delayed), to any other prospective Transferee, any and all information in such Lender's possession concerning the Borrower or any of its Subsidiaries which has been delivered to such Lender by or on behalf of the Borrower or any Agent pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower or any Agent in connection with such Lender's credit evaluation of the Borrower or any of its Subsidiaries prior to becoming a party to this Agreement; provided, that, prior to any such disclosure, the Transferee or prospective Transferee shall agree to be bound by the provisions of Section 13.14.

  SECTION 12.4. Assistance. In order to facilitate the addition of Purchasing Lenders and Participants hereto, the Borrower agrees to cooperate fully and promptly with each Assigning Lender, each Purchasing Lender and the Administrative Agent in connection therewith and to provide all reasonable assistance requested by each Assigning Lender, each Purchasing Lender or the Administrative Agent relating thereto, including, without limitation:
  (a) the furnishing promptly of such written materials and financial information regarding the Borrower and its Subsidiaries as each such Assigning Lender, Purchasing Lender or the Administrative Agent may reasonably request;

  (b) the prompt execution of such documents as each such Assigning Lender, Purchasing Lender or the Administrative Agent may reasonably request with respect thereto; and
  (c) the participation by officers of the Borrower in a meeting or teleconference call with prospective Purchasing Lenders or prospective Participants, upon the request of each such Assigning Lender, Purchasing Lender or the Administrative Agent.

  SECTION 12.5. Federal Reserve Bank. Nothing herein shall prohibit any Lender from pledging or assigning any of its Revolving Loans, other Credit Extensions or Notes to any Federal Reserve Bank in accordance with Applicable law.

                            ARTICLE XIII

                           MISCELLANEOUS

  SECTION 13.1. Waivers, Amendments, etc. The provisions of this Agreement and the other Loan Documents may from time to time be amended, modified or waived, if such amendment, modification, waiver or release is consented to in writing by the Required Lenders and, in the case of any amendment or modification, the Borrower; provided, however, that no such amendment, modification, waiver or release:
  (a) which would modify any requirement under any of the Loan Documents that any particular action be taken by all the Lenders shall be effective unless consented to by all of the Lenders;
  (b) which would modify this Section 13.1, change the definition of "Required Lenders" or "Commitment Termination Event" or "Commitment Termination Date", release the Guaranty, or increase the aggregate amount of all of the Commitments, shall be effective unless consented to by all of the Lenders;
  (c) which would increase the Commitments or the Percentage of any Lender, reduce (other than by application of payments) the amount of any principal, interest, Fees or other sums payable under the Loan Documents to such Lender or reduce the rate of interest on any Obligations to such Lender, shall be made without the consent of such Lender;
  (d) which would modify Section 3.3.1 shall be effective unless consented to by all of the Lenders;
  (e) which would extend the payment dates for any principal, interest or Fees payable under this Agreement shall be effective unless consented to by all the Lenders; or
  (f) which would adversely affect the interests, rights or obligations of the Administrative Agent in its capacity as the Administrative Agent or would amend the provisions of Section
  3.1 or 3.6 relating to the transfer of funds between the Administrative Agent and the Lenders (including the types of funds or the method of such transfer), shall be made without the consent of the Administrative Agent. No failure or delay on the part of any Agent, Lender or holder of any Note in exercising any power or right under this Agreement, the Notes or any other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances, unless otherwise required by the Loan Documents. The remedies herein provided are cumulative and not exclusive of any other remedies provided in any of the other Loan Documents or at law or in equity. No waiver or approval by any Agent, Lender or holder of any Note under this Agreement, the Notes or any other Loan Documents shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

  SECTION 13.2. Notices. All notices and other communications provided to any party hereto under this Agreement, the Notes or any other Loan Documents shall (except as otherwise specifically provided herein or therein) be in writing or by facsimile transmission and addressed or delivered to it at its address designated for notices set forth below its signature hereto in the case of the Borrower, and in the case of each Agent and each Lender at the address specified on Schedule I or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, and any notice, if transmitted by facsimile transmission, shall be deemed given when received.

  SECTION 13.3. Costs and Expenses. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the structuring, preparation, negotiation, review, execution or delivery of this Agreement or any of the other Loan Documents, including schedules and exhibits, or any amendments, consents or waivers to this Agreement, any of the other Loan Documents or any related documents as may from time to time hereafter be required or requested (whether or not any of the same become effective), including all reasonable (a) costs and expenses of syndication, and (b) fees and expenses of counsel (including all special counsel) for the Administrative Agent from time to time incurred in connection therewith, whether or not any of the transactions contemplated hereby or thereby are consummated, and to pay all reasonable costs and expenses of the Administrative Agent (including reasonable fees and expenses of counsel to the Administrative Agent) incurred in connection with the preparation, negotiation, review, execution or delivery of the form of any Instrument relevant to this Agreement or any of the other Loan Documents, the consideration of legal questions relevant hereto and thereto, and the consideration and/or conduct of any proposed or actual restructuring or "workout" of any of the Obligations. The

  Borrower also agrees to reimburse each Agent and each Lender upon demand for all stamp or other taxes payable in connection with the execution, delivery or enforcement of this Agreement or any Instrument related hereto and for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by such Agent or such Lender in enforcing any of the Obligations of the Borrower under this Agreement or any other Loan Documents and the consideration and/or conduct of any proposed or actual restructuring or "workout" of any Obligations.

  SECTION 13.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Agent and Lender and the extension of the Commitments by each Lender, the Borrower hereby indemnifies, exonerates and holds free and harmless each of the Agents and Lenders and each of their respective shareholders, officers, directors, employees, agents, subsidiaries and Affiliates (collectively, the "Indemnified Parties" and, individually, an "Indemnified Party") from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages, and expenses actually incurred in connection with any of the Loan Documents or any of the transactions contemplated thereby (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including all reasonable fees and disbursements of counsel, all amounts paid in settlement and all court costs (the "Indemnified Liabilities"), incurred from time to time by the Indemnified Parties or any of them as a result of, or arising out of, or relating to, or as a direct or indirect result of:
  (a) any transaction financed or to be financed in whole or in part or directly or indirectly with the proceeds of any of the Revolving Loans or other Credit Extensions; or
  (b) the entering into or performance of this Agreement or any of the other Loan Documents by any of the Indemnified Parties or the Borrower; or
  (c) the enforcement by any of the Indemnified Parties of any of its rights or remedies under any of the Loan Documents; or
  (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, any real Property owned or operated by the Borrower or any of its Subsidiaries of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under Environmental Law), regardless of whether or not caused by, or within the control of, the Borrower or any of its Subsidiaries; except to the extent of any such Indemnified Liabilities which a court of competent jurisdiction has found, in a final, nonappealable order, resulted by reason of such Indemnified Party's gross negligence or willful misconduct or breach by such Indemnified Party of its obligations under the Loan Documents. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law, except as aforesaid to the extent not payable by reason of the Indemnified Party's gross negligence or willful misconduct or breach of such obligations.

  SECTION 13.5. Survival. The Obligations of the Borrower under Sections 3.7, 4.5, 4.8, 5.3, 13.3, and 13.4 and the obligations of the Lenders under Section 11.1 shall in each case survive any termination of this Agreement and the payment of any of the Obligations. The representations and warranties made by the Borrower in this Agreement or in any of the other Loan Documents, or in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith, shall survive the execution and delivery of this Agreement and each of the other Loan Documents and the making of each of the Revolving Loans and other Credit Extensions.

  SECTION 13.6. Severability. Any provision of this Agreement, the Notes or any of the other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent only of such prohibition or unenforceability without invalidating any of the remaining provisions of this Agreement, the Notes or any of the other Loan Documents or the enforceability of any such provision in any other jurisdiction.

  SECTION 13.7.  Headings.  The various headings of this
  Agreement and of each of the other Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any of such other Loan
  Documents or any provisions hereof or thereof.

  SECTION 13.8. Counterparts; Entire Agreement. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, the Notes, the other Loan Documents and each Assignment and Acceptance Agreement constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

  SECTION 13.9. CHOICE OF LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

  SECTION 13.10.  SERVICE OF PROCESS.  THE BORROWER BY ITS
  EXECUTION HEREOF (A) HEREBY IRREVOCABLY SUBMITS TO THE
  NONEXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS
  LOCATED IN THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUIT,

  ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF, AND (B) HEREBY WAIVES, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. THE BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY OF THE LAWS OF THE STATE OF NEW YORK AND AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED IN OR PURSUANT TO SECTION
  13.2 IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE.

  SECTION 13.11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:
  (a) the Borrower may not assign or transfer any of its rights or obligations hereunder or under any Loan Document without the prior written consent of all Lenders; and
  (b) the rights of sale, assignment, participation and transfer by the Lenders are subject to Article XII.

  SECTION 13.12. Other Transactions; Consent to Relationships. Nothing contained herein shall preclude any Agent or Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates or Subsidiaries in which Borrower or such Affiliate or such Subsidiary is not restricted hereby from engaging with any other Person.

  SECTION 13.13. Further Assurances. The Borrower hereby agrees that it will, from time to time at its own expense, promptly execute and deliver all further Instruments, and take all further action, that may be necessary or appropriate, or that the Administrative Agent or the Required Lenders may reasonably request, in order to perfect, preserve or protect any right or remedy granted or purported to be granted under the Loan Documents, to enable the Lenders, or the Administrative Agent to exercise and enforce any of their rights or remedies under this Agreement or any of the other Loan Documents or otherwise to carry out the intent of this Agreement or any of the other Loan Documents.

  SECTION 13.14. Confidentiality. Each Lender shall, for a period of two (2) years after its receipt thereof, hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, provided that in any event it is understood and agreed that each Lender may make disclosure of such information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement, (b) as reasonably required by any bona fide prospective Participant or Purchasing Lender that is a Lender or an Affiliate of a Lender, or, so long as no Default shall then be continuing, with the prior consent of the Borrower (which consent will not be unreasonably withheld or delayed), to any other prospective Participant or Purchasing Lender, or actual Participant or Purchasing Lender in connection with the contemplated transfer of any Commitments, Revolving Loans, other Credit Extensions or Notes or any participations therein, (c) as required or requested by any Applicable Law or any Governmental Authority or pursuant to legal process, (d) which, at the time of disclosure, is publicly available, (e) as reasonably required in connection with any action taken by the Agents or Lenders in connection with the preservation, protection or enforcement of any of the rights or remedies of the Agents or the Lenders during the continuation of any Defaults or Events of Default, or (f) in connection with any litigation to which any Lender is a party; provided, further, that, (i) unless prohibited by any Applicable Law, each Lender shall notify the Borrower promptly of any request by any Governmental Authority (other than any such request in connection with an examination of the financial condition of such Lender by such Governmental Authority) for disclosure of any such non-public information and shall exercise its reasonable efforts to permit the Borrower, if practical, to respond to such notice prior to disclosure of such information; and (ii) in no event shall any Lender be obligated or required to return any materials furnished by the Borrower. Each of the Agents and Lenders agrees that, upon any breach or threatened breach of this
  Section 13.14, the Borrower will have the right to obtain preliminary and permanent injunctive relief.

  SECTION 13.15. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE AGENTS, LENDERS AND THE BORROWER HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY OF THE AGENTS, LENDERS OR THE BORROWER IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 13.15 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE AGENTS AND LENDERS ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER LOAN

  DOCUMENT. ANY OF THE AGENTS, LENDERS OR THE BORROWER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE AGENTS, LENDERS AND THE BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

  [REMAINDER OF PAGE INTENTIONALLY BLANK]

  IN WITNESS WHEREOF, the parties hereto have caused this CREDIT
  AGREEMENT to be executed by their respective officers hereunto duly authorized as of the day and in the year first above written.

       CHIQUITA BRANDS INTERNATIONAL, INC.

       By:  /s/Gerald R. Kondritzer
            -----------------------------------------
            Gerald R. Kondritzer
            Its: Vice President and Treasurer

       Address:  Chiquita Center
                 250 Fifth Street
                 Cincinnati, Ohio 45202
       Fax:      (513) 784-6690
       Attention:  Gerald R. Kondritzer


       THE FIRST NATIONAL BANK OF
       BOSTON, as Administrative
       Agent, as one of the Co-agents
       and as one of the Lenders

       By:  /s/Robert F. Milordi
            -----------------------------------------
            Robert F. Milordi
            Its: Managing Director


       ING BANK N.V., GRONINGEN BRANCH,
       as one of the Co-agents and as one of the Lenders

       By:  /s/R. van de Kamp
            -----------------------------------------
            Its: Senior Legal Counsel

       By:  /s/ Th. van Bon
            -----------------------------------------
            Its:  Legal Counsel


       PNC BANK, OHIO, NATIONAL
       ASSOCIATION, as one of the Co-agents
       and as one of the Lenders

       By:  /s/Bruce A. Kintner
            -----------------------------------------
            Its: Vice President


       BANK OF AMERICA ILLINOIS,
       as one of the Lenders

       By:  /s/Bob Balmos
            -----------------------------------------
            Its: Managing Director


       CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, as one of the Lenders

       By:  /s/Martin Lunder
            -----------------------------------------
            Its: First Vice President

       By:  /s/Justin F. McCarty, III
            -----------------------------------------
            Its: Vice President


       THE MITSUBISHI TRUST AND BANKING
       CORPORATION, as one of the Lenders

       By:  /s/Masaaki Yamagishi
            -----------------------------------------
            Its: Chief Manager


       STAR BANK, N.A., as one of the Lenders

       By:  /s/William J. Goodwin
            -----------------------------------------
            William J. Goodwin
            Its: Senior Vice President


       SUNTRUST BANK, N.A., as one of the   Lenders

       By:  /s/Elsa Pelaez-Lopez
            -----------------------------------------
            Its: Vice President